Exhibit 10.18

LEASE

BETWEEN

G & G Partners, L.P.,

as Landlord,

and

MuleSoft, Inc.,

a Delaware corporation,

as Tenant

Property Address: Grant & Geary Center, 77 Geary Street, San Francisco, CA 94108

Dated: March 13, 2012

TABLE OF CONTENTS

SCHEDULE OF INCORPORATED TERMS			1

ARTICLE 1 PREMISES AND TERM			4

1.1	Premises		4
	1.1.1	Tenant’s Right to Use, in Common with Others, the Common Areas; Rights Reserved to Landlord	4
	1.1.2	Intentionally Deleted	4
1.2	Licensed Areas		4
	1.2.1	Parking Rights	4
1.3	Condition of Premises		4
	1.3.1	Condition of Premises at Lease Execution	4
	1.3.2	Acceptance of Premises	5
	1.3.3	Tenant Work	5
1.4	Term and Termination Date		5
	1.4.1	Term	5
	1.4.2	Yield Up	6
	1.4.3	Delay in Possession	6
1.5	Landlord’s Additional Reserved Rights		6

ARTICLE 2 RENT AND SECURITY			8

2.1	Rent		8
2.2	Components of Rent		8
	2.2.1	Monthly Base Rent	8
	2.2.2	Additional Rent	8
	2.2.2.1	“Operating Expenses”	8
	2.2.2.2	“Taxes”	9
	2.2.2.3	Payment of Estimated Additional Rent	10
	2.2.2.4	Reconciliation of Additional Rent	10
	2.2.2.5	Tenant’s Audit Right	10
2.3	Agreements Concerning Payment		11
	2.3.1	No Accord and Satisfaction	11
2.4	Late Payments		11
	2.4.1	Interest; Late Charges	11
2.5	Holdover Rent		12
2.6	Security Deposit		12

ARTICLE 3 TENANT’S COVENANTS			14

3.1	Use		14
	3.1.1	Use and Compliance with Legal Requirements and with Rules and Regulations	14
	3.1.2	Permitted Use	14
	3.1.3	Floor Loading; Noise and Vibration	15

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3.2	Observe Rules and Regulations		15
3.3	Hazardous Material		15
3.4	Maintenance and Repair		16
3.5	Alterations		16
	3.5.1	Alterations Prohibited Without Landlord Consent	16
	3.5.2	ADA Compliance	16
3.6	Heating, Ventilation and Cooling		17
3.7	Intentionally Deleted		17
3.8	Assignment and Subletting		17
	3.8.1	Landlord’s Consent Required	17
	3.8.2	Tenant’s Request for Consent	18
	3.8.3	Landlord’s Right to Recapture Premises	18
	3.8.4	Profit Sharing	18
	3.8.5	Tenant to Remain Liable	19
	3.8.6	Attorneys Fees	19
	3.8.7	Rights Personal to Tenant	19
	3.8.8	Permitted Transfer to Tenant Affiliate	19
3.9	Insurance		19
	3.9.1	Coverages	19
	3.9.2	General Provisions Relating to Insurance	20
3.10	Indemnity		21
3.11	Waiver		21
3.12	Financial Condition and Financial Covenants		22
3.13	Taxes on Tenant’s Personal Property		22
3.14	Signage		22
3.15	Intentionally Deleted		22
3.16	Reimbursement for Costs of Repairs to the Building and/or Land		22
3.17	Intentionally Deleted		22
3.18	Notice of Accidents		22

ARTICLE 4 LANDLORD’S COVENANTS			23

4.1	Provision of Utilities		23
	4.1.1	Electricity	23
4.2	Cleaning/Refuse Removal Services		23
4.3	General Building Services		23
	4.3.1	Maintenance and Repair of Common Areas	23
4.4	Grounds Maintenance		24
4.5	Building Directory; Office Identification		24
4.6	Insurance		24
4.7	Quiet Enjoyment		24
4.8	No Liability for Interruptions		24
4.9	Costs and Expenses of Services		25

ARTICLE 5 CASUALTY AND CONDEMNATION			25

5.1	Casualty		25
	5.1.1	Landlord’s Option to Terminate and Not to Restore	25
5.2	Condemnation		27

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	5.2.1	Application of Condemnation Award	27

ARTICLE 6 DEFAULT			27

6.1	Events of Default		27
6.2	Remedies for Default		28
6.3	Landlord’s Right to Cure		29
6.4	Cumulative Remedies		30
6.5	No Waiver		30
6.6	Default by Landlord		30

ARTICLE 7 PROTECTION OF LENDERS			30

7.1	Subordination and Attornment		30
7.2	Mortgagee Protection Clause		31
7.3	Estoppel Certificates		31
7.4	Intentionally Deleted		32
7.5	Master Lease		32

ARTICLE 8 GENERAL PROVISIONS			32

8.1	Tenant’s Organization and Authority		32
8.2	Brokers		32
8.3	Intentionally Deleted		32
8.4	Force Majeure		33
8.5	No Surrender		33
8.6	Joint and Several Liability		33
8.7	Legal Costs and Expenses		33
8.8	Limitation of Landlord’s Liability		33
8.9	No Recording of Lease		33
8.10	Notices		34
8.11	Miscellaneous		34
	8.11.1	Entire Agreement	34
	8.11.2	Governing Law; Severability; Rules of Construction	34
	8.11.3	Binding Effect; Successors and Assigns; No Third Party Beneficiaries	34
	8.11.4	Survival	34
	8.11.5	Time is of the Essence	34
	8.11.6	Waiver of Jury Trial; Consent by Tenant to Jurisdiction and Venue	35
8.12	OFAC Representation, Warranty and Covenant		35
8.13	Counterparts and Facsimile Signatures		35

APPENDIX 1.1.1 – RULES AND REGULATIONS			A-2

APPENDIX 1.3.3 – TENANT’S WORK AND ALTERATIONS			A-5

APPENDIX 1.3.3.A – WORK INSURANCE SCHEDULE			A-8

APPENDIX 4.1 – LANDLORD’S SERVICES			A-10

APPENDIX 5 – COMMENCEMENT DATE MEMORANDUM			A-11

APPENDIX 6 – FORM OF IRREVOCABLE LETTER OF CREDIT			A-12

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This Lease (the “Lease”) is made as of March 13, 2012, by and between Landlord and Tenant for space in the Building.

SCHEDULE OF INCORPORATED TERMS

The following schedule (the “Schedule of Incorporated Terms”) sets forth certain basic terms of this Lease. Unless otherwise defined, each term below has the meaning given to it in this Schedule of Incorporated Terms, and such meaning applies in each instance where such term appears in the body of the Lease.

PARTIES

Landlord:	G & G Partners, L.P., a California limited partnership

Address of Landlord:	c/o Yale Properties USA, Inc. 6256 Greenwich Drive, Suite 550 San Diego, CA 92122 with a simultaneous copy to: c/o Yale Properties USA, Inc. 77 Geary Street, Suite 302 San Francisco, CA 94108
Tenant:	MuleSoft, Inc., a Delaware corporation
Address of Tenant:
Prior to occupancy:
MuleSoft, Inc. 30 Maiden Lane, Suite 500 San Francisco, CA 94108
After occupancy:
MuleSoft, Inc. 77 Geary Street, Suite 400 San Francisco, CA 94108
Broker:	On behalf of Landlord:
Colliers International
On behalf of Tenant:
Jones Lang LaSalle

PREMISES AND TERM
Premises:

Approximately Twelve Thousand Five Hundred Thirty-Seven (12,537) rentable square feet of floor area (the “Premises Rentable Area”), located on the entire fourth (4th) floor of the Building, commonly known as Suite 200, as shown on the floor plan attached hereto as Appendix 1.1 and incorporated herein by this reference.

Permitted Use:	General business office purposes and for no other purposes whatsoever.
Building:

The building commonly known as Grant & Geary Center, 77 Geary Street, San Francisco, CA 94108, containing approximately 90,205 rentable square feet of office floor area (the “Building Rentable Area”) located on the Land and all other improvements now or hereafter located on the Land.

Land:	The parcel of land known and numbered 50 Grant Avenue, San Francisco, CA 94108.
Property:	Collectively, the Land and the Building.
Term:	Four (4) years and three (3) months beginning on the Lease Commencement Date and ending on the Expiration Date, as more fully set forth in Article 1 of this Lease.
Lease Commencement Date:	Sixty (60) days after the date on which the existing tenant in the Premises, Sasaki Associates, vacates the Premises.
Expiration Date:	The day immediately preceding the fifty-first (51st) monthly anniversary of the Lease Commencement Date.

FINANCIAL TERMS
Rent Commencement Date:	Ninety (90) days after the Lease Commencement Date

Annual Base Rent:	Shall mean the following amount for the corresponding periods:

	Period	Annual Base Rent

	Months 1-3:	$ -0-

	Months 4-15:	$539,091.00

	Months 16-27:	$551,628.00

	Months 28-39:	$564,165.00

	Months: 40-51:	$576,702.00

	The Annual Base Rent shall be payable on the first day of each calendar month in even monthly installments in an amount equal to the Monthly Base Rent.

Monthly Base Rent:	Shall mean the following amount for the corresponding periods:

Period	Period	Monthly Base Rent

	Months 1-3:	$ -0-

	Months 4-15:	$44,924.25

	Months 16-27:	$45,969.00

	Months 28-39:	$47,013.75

	Months: 40-51:	$48,058.50

Additional Rent:	Commencing January 1, 2013, Tenant’s Proportionate Share of increases in Operating Expenses above the Base Expense Year and increases in Taxes above the Base Tax Year, as further defined and provided in Article 2.

Lease Year:	Each successive twelve (12) month period comprising the Term, except that the first (1st) Lease Year of the Term may be greater than twelve (12) months and shall commence on the Rent Commencement Date and end on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date occurs (unless the Lease Commencement Date occurs on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the Rent Commencement Date). Subsequent Lease Years shall commence on the day after the last day of the first (1st) Lease Year or an anniversary thereof, and shall end on each anniversary of the last day of the first (1st) Lease Year.

Tenant’s Proportionate Share:	Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Operating Expenses is 13.90%.

Base Expense Year:	Calendar year 2012 (i.e., January 1, 2012 through December 31, 2012).

Base Tax Year:	Calendar year 2012 (i.e., January 1, 2012 through December 31, 2012).

Security Deposit:	$179,697.00 in the form of an Irrevocable Letter of Credit as described in Section 2.6 of the Lease.

ARTICLE 1 PREMISES AND TERM

1.1 Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, subject to the covenants and conditions set forth in this Lease, for the Term, commencing on the Lease Commencement Date and expiring on the Expiration Date, unless earlier terminated as provided in this Lease. After Landlord notifies Tenant that the existing tenant of the Premises, Sasaki Associates, Inc., has vacated the Premises on or about April 1, 2012, Tenant shall have the right, without an obligation to pay Rent hereunder, to enter the Premises for purposes of installing its data cabling, telephones, computer and furniture systems and to perform Tenant’s Work, provided that Tenant has first delivered to Landlord evidence that Tenant has in force all insurance required of Tenant under the Lease.

1.1.1 Tenant’s Right to Use, in Common with Others, the Common Areas; Rights Reserved to Landlord. During the Term, Tenant shall have the right to use in common with others entitled thereto the common lobbies, hallways, stairways and elevators of the Building serving the Premises (the “Common Areas”), subject to the Rules and Regulations attached hereto as Appendix 1.1.1, established by Landlord, and as amended or restated by Landlord from time to time.

1.1.2 Intentionally Deleted.

1.2 Licensed Areas.

1.2.1 Parking Rights. No Parking is available to Tenant under this Lease.

1.3 Condition of Premises.

1.3.1 Condition of Premises at Lease Execution. Landlord agrees to deliver the Premises to Tenant in its present condition with all fixtures and all Building systems located in the Premises (including, without limitation, electrical panels, HVAC units and equipment and plumbing equipment,) neat and clean and in good order and repair, provided, however, the condition of the plumbing equipment and appliances in the kitchen portion of the Premises is “as is” with all faults. Except as otherwise expressly provided herein, Tenant acknowledges that the Premises are being delivered “as is”, that Tenant has performed preliminary investigations and reviews and has concluded on its own judgment that the Premises are suitable for the purposes intended, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) from Landlord or any agent of Landlord. Landlord represents and warrants to Tenant that Landlord has not received any notice of violation with respect to failure of the Building or the Premises to comply with Legal Requirements (as defined in Section 3.1.1). Tenant hereby confirms that it has been in discussions with the current tenant of the Premises, Sasaki Associates (“Sasaki”), for Sasaki to leave in the Premises certain furniture, fixtures and equipment (“FF&E”) which belong to Sasaki. Landlord has no knowledge of what agreement, if any, Tenant and Sasaki reached regarding the FF&E. Tenant agrees to accept possession of the Premises from Landlord with any such items of FF&E which may be in the Premises when they are delivered.

1.3.2 Acceptance of Premises. Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Property, and no representation regarding the condition of the Premises or the Property or the suitability of the Premises for Tenant’s proposed use thereof, have been made by or on behalf of Landlord or relied upon by Tenant. Within ten (10) days of taking physical possession of the Premises, Tenant shall deliver to Landlord a writing stating that the Premises have been delivered in the condition required by Section 1.3.1, or notifying Landlord of any deficiencies thereof, which shall be promptly corrected by Landlord at its sole cost and expense.

1.3.3 Tenant Work. “Tenant Work” shall mean any and all work, including, without limitation, demolition, improvements, additions and alterations, in or to the Premises performed by Tenant in connection with Tenant’s initial occupancy of the Premises. All Tenant Work shall be performed in accordance with the terms and conditions of Appendix 1.3.3 hereto. Tenant’s Work is anticipated to include, but not be limited to:

1.3.3.1   (a) Construct four (4) small conferences rooms

(b) Electrical/data distribution

(c) New paint

1.4 Term and Termination Date.

1.4.1 Term. The Term of this Lease shall be the time period provided in the Schedule of Incorporated Terms, commencing on the Lease Commencement Date and expiring on the Expiration Date. When the Lease Commencement Date, the Rent Commencement Date and the Expiration Date are determined, the parties shall execute a Commencement Date Memorandum in the form of Appendix 5 attached hereto, provided, however, that failure of Tenant to confirm the same in writing shall not affect any obligation of Tenant hereunder or Landlord’s determination of such matters pursuant to this Lease.

1.4.2 Yield Up. Upon the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall return the Premises to Landlord broom clean and in good order and condition, ordinary wear, only, excepted. Landlord reserves the right either to require Tenant to remove any Alterations (excepting Tenant’s initial improvements or Tenant’s Work) (as defined in Section 3.5.1) installed in the Building by Tenant (collectively, “Tenant’s Installations”), or to require Tenant to leave Tenant’s Installations on the Premises or Property, at no cost to Landlord. If Landlord requires Tenant to remove Tenant’s Installations, then such removal shall be done in a good and workmanlike manner; and, upon such removal, Tenant shall restore the Premises to its condition prior to the installation of such Tenant Installations. If Tenant does not remove such Tenant Installations and repair and restore the Premises as required hereby within ten (10) days after request to do so by Landlord, Landlord may remove, store and/or dispose of the same and restore the Premises, and deduct the cost of such removal, storage, disposal and/or restoration from the Security Deposit, with any such costs in excess thereof to be paid by the Tenant to Landlord upon demand. Prior to the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall also remove its furniture, equipment, trade fixtures, other items of personal property, and any and all wiring and cabling (including but not limited to telephone, fiber optic, computer, communications, and fire alarm wires and cables) from the Premises, as well as any and all risers, plenums and conduits used exclusively by Tenant in the Building. If Tenant does not remove such items prior to the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall be conclusively presumed to have conveyed the same to Landlord free and clear of any and all liens and security interests without further payment or credit by Landlord to Tenant; or at Landlord’s sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant’s expense, without notice to Tenant and without obligation to compensate Tenant, and Landlord shall, prior to returning the Security Deposit to Tenant pursuant to Section 2.6 hereof, deduct the cost of such removal and disposal from the Security Deposit, with any costs thereof in excess of the Security Deposit to be paid by Tenant to Landlord upon demand.

1.4.3 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by June 30, 2012, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof, but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant, and Tenant shall have the right to deliver written notice to Landlord by no later than July 10, 2012 electing to terminate this Lease.

1.5 Landlord’s Additional Reserved Rights. Landlord may exercise the rights set forth in this Section 1.5 without notice and without liability to Tenant and the exercise of such rights shall not constitute or be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off, diminution or abatement of rent, damages or any other claim whatsoever. Notwithstanding anything in this Lease to the contrary, all the perimeter walls of the Premises except the interior surfaces thereof, any space in or adjacent to the Premises used for shafts, stacks, ducts, pipes, conduits, wires and appurtenant fixtures, fan rooms, electrical lines, panels or other equipment used to transmit or store electricity, water lines, storm and sanitary sewer lines, all other utility lines, installations and meters, janitorial or other service areas, and all other Building facilities to which Tenant has not been granted rights hereunder (the “Reserved Areas and Facilities”), and the use thereof, are expressly excluded from the Premises and reserved to Landlord. In addition, Landlord excepts and reserves the right from time to time, (a) to install, use, maintain, repair, replace and relocate within the Premises and other parts of the Building, or either, any Reserved Areas and Facilities; and (b) to make alterations to the Building and to alter or relocate any entranceways, Common Areas or other Reserved Areas and Facilities (including, without limitation, all access driveways, walkways and parking areas, if any,) serving the Premises. Landlord further reserves the right, at any time, to lease, license, or otherwise permit the use by any party of such Reserved Areas and Facilities.

Landlord reserves the following additional rights: (a) to change the name or street address of the Building and/or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations improvements, replacements, or modifications, whether structural or otherwise, in and about the Building, and for any of the purposes identified in this Section 1.5, to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of Common Areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant’s request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to close any Common Areas to perform such acts as, in Landlord’s reasonable judgment are necessary or desirable to maintain or improve the Property; (h) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; (h) to subdivide or resubdivide the Property; (i) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building; and (j) to take such other action which in Landlord’s judgment is necessary to comply with the provisions of any mortgage or deed of trust encumbering the title to the Property (a “Mortgage”).

Without limiting the generality of the foregoing, Landlord shall have the right, in connection with any development within or adjacent to the Building, to grant easements through the Building for access and egress to and from such development and for the installation, maintenance, repair, replacement or relocation of utilities serving such development and/or the Premises and for the installation, removal, maintenance, repair and replacement of windows and walkways related to such development. Such right shall include the right to grant such easements through the Premises, provided that installations, replacements or relocations of utilities in the Premises shall, as far as practicable, be placed above ceiling surfaces, below floor surfaces or within perimeter walls. This Lease shall be subject and subordinate to any easements so granted. (Such subordination shall be self-operative, but in confirmation thereof Tenant shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form, and if Tenant fails to do so within ten (10) days after demand, Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to do so in Tenant’s name.) Landlord and its agents, employees, licensees and contractors shall also have the right during any construction period for any such development to enter the Premises to undertake work pursuant to any easement granted pursuant to the this paragraph; to cause or permit excavation work; to shore up the foundations and/or walls of the Premises and Building; to erect scaffolding and protective barricades around the Premises or in other locations within or adjacent to the Building; and to do any other act necessary for the safety of the Premises or Building or the expeditious completion of such construction.

ARTICLE 2 RENT AND SECURITY

2.1 Rent. Tenant shall pay Annual Base Rent and Additional Rent and all other Rent reserved herein all in accordance with the terms of Article 2 and the definitions set out in Article 2. For purposes of this Lease, the term “Rent” means Annual Base Rent, Additional Rent, and any other sums or charges payable by Tenant (regardless of to whom payable) including, without limitation, charges for overtime services under this Lease. For purposes of this Lease, the terms “Annual Base Rent”, “Monthly Base Rent” and “Additional Rent” shall have the meanings ascribed to such terms in the Schedule of Incorporated Terms.

2.2 Components of Rent. Tenant agrees to pay the following amounts in lawful currency of the United States to Landlord at Landlord’s Address or at such other place as Landlord may designate from time to time without further notice, demand, deduction or setoff:

2.2.1 Monthly Base Rent. Tenant shall pay Annual Base Rent in monthly installments in the amount of the Monthly Base Rent in advance on or before the first day of each month of the Term, except that Tenant shall pay the first installment of Monthly Base Rent upon execution and delivery of this Lease by Tenant.

2.2.2 Additional Rent. Tenant shall pay Additional Rent in monthly installments, as described below, in an amount equal to Tenant’s Proportionate Share of increases in Operating Expenses above Operating Expenses in the Base Expense Year and Tenant’s Proportionate Share of the increases in Taxes above Taxes in the Base Tax Year.

2.2.2.1 “Operating Expenses” means all expenditures, costs and disbursements (exclusive of Taxes) paid or incurred by Landlord in connection with the ownership, administration, management, maintenance, repair, replacement, improvement and operation of the Land and the Building, including by way of example rather than limitation all expenditures, costs and disbursements relating to: energy and utility services including water service, sewer service, steam service, natural gas, fuel oil and electricity; janitorial service, repairs and replacements of worn, damaged or obsolete equipment and components, maintenance, service contracts, management fees, governmental permits and overhead expenses; interior and exterior landscaping, parking lots serving the Building, snow removal and trash removal; security; legal services; professional fees; audit fees; salaries, wages, fringe benefits, worker’s compensation insurance premiums and payroll taxes and union dues of workers and other on-site employees of Landlord; insurance premiums, fees and impositions; other items attributable to operating or maintaining any or all of the Property and contributions to reserves for any or all of the foregoing.

Notwithstanding the above listing of Operating Expenses, the following items are excluded: (a) costs of tenant alterations; (b) expenditures for capital improvements except (i) those which Landlord anticipates will have the effect of reducing current and/or future Operating Expenses or the rate of increase in Operating Expenses, and (ii) those required by Legal Requirements or insurance requirements; (c) interest and principal payments on mortgages or any rental payments on any ground leases (but there shall be included in Operating Expenses any ground rents which reimburse the ground landlord for Taxes and Operating Expenses); (d) advertising expenses and leasing or brokerage commissions; (e) any cost or expenditure for which Landlord is reimbursed by insurance proceeds or condemnation award; (f) the cost of any goods or services furnished to any other tenant in the Building which Landlord does not make generally available to tenants in the Building; (g) legal expenses incurred in connection with negotiating and securing leases; (h) expenditures made out of any reserve fund, contributions to which have previously been included in Operating Expenses; (i) the cost of any improvements or repairs of a capital nature, excepting only capital improvements that (ii) reduce other Operating Expenses or (ii) are required under any Laws first enacted after the Commencement Date, such costs to be amortized over the useful life of the improvements determined in accordance with generally accepted accounting principles, provided that in the case of any capital improvement made to reduce other Operating Expenses, the amortization included in any year shall not exceed the actual savings achieved during the same period as a result of the making of such capital improvement; (j) costs incurred in connection with upgrading the Building and/or Common Areas to comply with handicap, life, fire, seismic and safety codes in effect prior to the Commencement Date; (k) reserves; (l) any amount paid to a related or affiliated person of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; and (m) any cost incurred in connection with the investigation, reporting, remediation or abatement of any Hazardous Materials located (or alleged to be located) in, on, under or about the Building or Common Area and any cost incurred in connection with any governmental investigation, order, proceeding or report with respect thereto;

2.2.2.2 “Taxes” means all taxes, assessments, betterments, excises, impositions, user fees and all other governmental charges and fees of any kind or nature, or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Land including any so-called linkage, impact or voluntary betterment payments and all penalties and interest thereon assessed or imposed against the Premises or the Property of which the Premises are a part including, without limitation, any personal property taxes levied on personal property of Landlord or on fixtures or equipment used in connection with the Land or Building) or levied on Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on the Property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based in whole or in part upon Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Taxes. Taxes include all expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Taxes for any tax fiscal year wholly or partially included in the Term, whether or not successful and whether or not such efforts involve filing of actual abatement applications or initiation of formal proceedings.

2.2.2.3 Payment of Estimated Additional Rent. Prior to or as soon as practical after the beginning of each new calendar year or partial calendar year during the Term, Landlord may estimate the amount of Additional Rent due for such calendar year, and Tenant shall pay to Landlord one-twelfth of such estimate on the first day of each month during such calendar year. Such estimate may be revised by Landlord no more than once per calendar year whenever it obtains information relevant to making such estimate more accurate, in which event Landlord shall deliver to Tenant a revised estimate in writing and from and after Tenant’s receipt thereof, Tenant shall pay to Landlord one-twelfth of such revised estimate on the first day of each month thereafter.

2.2.2.4 Reconciliation of Additional Rent. Within ninety (90) days after the end of each calendar year or partial calendar year during the Term, or as soon thereafter as reasonably practical, Landlord shall deliver to Tenant a report setting forth the actual Operating Expenses and Taxes for such calendar year and a statement of the amount of Additional Rent that Tenant has paid and is payable for such calendar year (“Landlord’s Statement”). Landlord’s Statement shall be in reasonable detail and certified by Landlord to be correct. Within fifteen (15) days after receipt of such Landlord’s Statement, Tenant shall pay to Landlord the amount of Additional Rent due for such calendar year minus any payments of Additional Rent previously made by Tenant for such calendar year. If Tenant’s estimated payments of Additional Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against future installments of Additional Rent or, if the Term has expired, and provided Tenant is not then in default hereunder, Landlord shall promptly refund such excess to Tenant, in either case without interest to Tenant.

2.2.2.5 Tenant’s Audit Right. At the request of Tenant at any time within ninety (90) days after Landlord delivers Landlord’s Statement to Tenant (the “Review Period”), Tenant, at Tenant’s sole expense, shall have the right to examine Landlord’s books and records applicable to Landlord’s Operating Expenses and Taxes for the period covered by such Landlord’s Statement only, but provided that all books and records for the Base Expense Year and Base Tax Year shall also be provided. Such right to examine Landlord’s books and records shall be exercisable: (i) upon reasonable advance notice to Landlord and at reasonable times during Landlord’s business hours; (ii) only during the ninety (90) day period following Tenant’s receipt of Landlord’s Statement and shall be subject to the following terms and conditions: (i) The review may only be conducted by an independent certified public accountant retained by Tenant who is not being compensated on a contingent fee basis; and (ii) Prior to reviewing any of Landlord’s books and records, Tenant and the independent certified public accountant who will perform the review shall have executed a confidentiality agreement in form and substance satisfactory to Landlord in its sole and unrestrained discretion. In the event such review of Landlord’s Operating Expenses and Taxes for such period discloses that certain items were improperly included in Landlord’s Operating Expenses and Taxes and resulted in an overcharge to Tenant, then Landlord shall, within sixty (60) days after receipt from the Tenant of demand therefor, together with a copy of the results of the audit, refund to Tenant the overage. Landlord shall reimburse Tenant for Tenant’s actual audit costs up to a maximum of $2,000 if the overcharge to Tenant equals or exceeds ten percent (10%) of the amount actually due. Should Tenant fail to object to any Landlord’s Statement within the applicable Review Period, Tenant shall be conclusively deemed to have approved such Landlord’s Statement and the reconciliation set forth therein, and Tenant expressly waives any further right to object to such Landlord’s Statement or any of the charges set forth therein or to assert any claim arising therefrom. Notwithstanding anything herein to the contrary, Tenant shall pay all installments of Additional Rent as and when due.

2.3 Agreements Concerning Payment. The following provisions shall govern the payment of Rent: (i) if the Lease Commencement Date or the Expiration Date is on a day other than the first day of a calendar month, the Rent shall be prorated and adjusted accordingly; (ii) all Rent shall be paid to Landlord in lawful money of the United States of America, without offset, deduction, diminution, notice or demand at the address of Landlord, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if the Building is not at least one hundred percent (100%) occupied during the Base Year, an adjustment shall be made by Landlord in computing Operating Expenses (exclusive of Real Estate Taxes) for such year so that such Operating Expenses shall be computed as though the Building had been one hundred percent (100%) occupied throughout such year. In addition, the amount of Real Estate Taxes included in the Base Year calculation shall reflect a completed, fully improved Building, exclusive of any Proposition 8 reduction. If during all or any portion of any calendar year during the Term after the Base Year, the Building is not at least one hundred percent (100%) occupied by tenants, Landlord may elect to make an appropriate adjustment of Operating Expenses for such calendar year to determine the Operating Expenses that would have been paid or incurred by Landlord had the Building been at least one hundred percent (100%) occupied by tenants for the entire calendar year and the amount so determined shall be deemed to be the Operating Expenses for such calendar year; (iv) in the event of the expiration or earlier termination of this Lease prior to the determination of any Additional Rent, Tenant’s agreement to pay any such sums and Landlord’s obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the expiration or termination of this Lease; (v) Landlord may at any time change the fiscal year of the Building; (vi) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as Monthly Base Rent; and (vii) if Landlord fails to give Tenant an estimate of Additional Rent prior to the beginning of any calendar year, Tenant shall continue to pay Additional Rent at the rate for the previous calendar year until Landlord delivers such estimate.

2.3.1 No Accord and Satisfaction. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Landlord may accept, but is not obligated to accept, such part payment without prejudice to Landlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord at any time accepts Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Landlord’s rights hereunder.

2.4 Late Payments.

2.4.1 Interest; Late Charges. Any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the prevailing prime rate of interest as published in the Money Rates section of The Wall Street Journal or as established by any successor or alternate national financial publication plus four percent (4%), but in no event higher than the maximum rate permitted by law (the “Default Rate”). In addition, Tenant shall pay Landlord a late charge equal to five percent (5%) of such payment for any Rent which is paid after its due date.

2.5 Holdover Rent. If Tenant fails to yield up the Premises in accordance with the requirements of this Lease after the expiration or earlier termination of the Term or the termination of Tenant’s right to possession of the Premises, Tenant shall pay use and occupancy charges during such holding over at 150% of the Rent in effect during the last month of the Term for the first thirty (30) days of the holdover and thereafter at 200% of the Rent in effect during the last month of the Term. All use and occupancy charges payable during the period of Tenant’s holding over shall be computed on a monthly basis for each month or partial month until Tenant yields up the Premises in accordance with the requirements of this Lease. Tenant shall also pay, hold harmless, indemnify and defend Landlord from and against all claims and damages, special and consequential as well as direct, sustained by reason of Tenant’s holding over. The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

2.6 Security Deposit.

2.6.1 Concurrently with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable standby letter of credit (the “Letter of Credit”) naming Landlord as beneficiary, in favor of Landlord and in the form attached hereto as Appendix 5, or other form reasonably acceptable to Landlord. The Letter of Credit shall be issued by a bank reasonably satisfactory to Landlord with a branch located in California in the principal amount of $179,697.00 (hereinafter, the “Stated Amount”). The form and content of the Letter of Credit shall conform to International Standby Practices 1998 International Chamber of Commerce Publication No. 590. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord’s behalf for the Stated Amount, or any portion thereof, upon certifying that such sum is due and owing to Landlord under this Lease, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is freely transferable in its entirety by Landlord as beneficiary to any person or entity to whom Landlord’s leasehold interest in the Building is transferred by Landlord, and that upon receiving written notice of transfer certifying that Landlord’s leasehold interest in the Building has been transferred to such transferee, and upon presentation to the issuing bank of the original Letter of Credit together with Landlord’s payment of the issuing bank’s fee required for transfer of the Letter of Credit from Landlord to such transferee, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. The Letter of Credit may be re-issued or renewed provided that except as provided herein, the Letter of Credit amount shall not be reduced below the Stated Amount at any time during the Term of the Lease. Each renewal or replacement Letter of Credit shall be in substantially the same form as the original Letter of Credit or such form as is otherwise reasonably acceptable to Landlord. In the event that Tenant fails to renew or re-issue the Letter of Credit at least twenty (20) days prior to the expiration of the then existing Letter of Credit, Landlord shall be entitled to make demand for the Stated Amount of said Letter of Credit and, thereafter, to hold such funds as a cash security deposit in accordance with Section 2.6.5 of the Lease. Once deposited with Landlord, the Letter of Credit (or a replacement thereof reasonably acceptable to Landlord) shall remain in effect for a period of at least sixty (60) days following the Term Expiration. Upon any Default by Tenant beyond the applicable cure period, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and Landlord may then hold such proceeds as a cash security deposit and/or use, apply or retain all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Letter of Credit proceeds is so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount required in this Section 2.6. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord transfer its interest in the Premises during the Lease Term Landlord shall deposit with the purchaser thereof the Letter of Credit and all proceeds of the Letter of Credit required under this Lease to be held by Landlord immediately prior to such transfer, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds. Any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Lease Term, after any deductions described in this Section 2.6.1, shall be returned to Tenant or, if there has been an assignment of the Lease, to the last assignee of Tenant’s interest hereunder, after all of Tenant’s obligations have been fulfilled.

2.6.2 Provided that there has been no Default under this Lease during the first fifteen (15) months of the Term, upon written request from Tenant to Landlord, Landlord shall cooperate with Tenant and the bank which issued the Letter of Credit to reduce the Stated Amount of the Letter of Credit to $134,772.75.

2.6.3 Provided that there has been no Default under this Lease during the preceding twelve (12) months of the Term, upon written request of Tenant to Landlord after each of the second (2nd) and third (3rd) anniversaries of the Rent Commencement Date, Landlord shall cooperate with Tenant and the bank which issued the Letter of Credit to reduce the Stated Amount of the Letter of Credit on each such anniversary by $44,924.25, so that after the second (2nd) anniversary of the Rent Commencement Date the Stated Amount of the Letter of Credit will be $89,848.50 and after the third (3rd) anniversary of the Rent Commencement Date the Stated Amount of the Letter of Credit will be $44,924.25.

2.6.4 In the event of a sale of the Building or further master leasing of the Building, of which the Premises form a part, and if Tenant is not presently in Default beyond any applicable notice, grace or cure period, Landlord shall transfer the Letter of Credit to the purchaser or new master lessee (“New Owner”) and Landlord shall thereupon be released by Tenant from all liability for the return of the Letter of Credit; and Tenant agrees to look to the New Owner solely for the return of the Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a New Owner.

2.6.5 If Tenant fails to timely renew the Letter of Credit as required by Section 2.6.1 of the Lease, and Landlord then draws on the Letter of Credit and holds the proceeds of the Letter of Credit as a cash security deposit, then the provisions of this Section 2.6.5 shall govern Landlord’s holding of the cash security deposit. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the deposit. In the event the deposit is held by Landlord in cash, any balance due to Tenant shall be paid by Landlord to Tenant within thirty (30) days after Tenant delivers possession of the Premises to Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any law or regulation, now or hereafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

ARTICLE 3 TENANT’S COVENANTS

3.1 Use.

3.1.1 Use and Compliance with Legal Requirements and with Rules and Regulations. Tenant and its invitees shall comply with all federal, state and local laws, statutes, codes, ordinances and regulations, rules, directives and orders (including, without limitation, building codes, zoning regulations and ordinances, environmental laws, occupational health and safety laws and the American with Disabilities Act of 1990, as amended (“ADA”) (collectively, “Legal Requirements”) and all covenants, conditions and restrictions of record applicable to Tenant’s use or occupancy of the Premises. Tenant’s use of the Premises and the Common Areas of the Property shall comply in all respects with Legal Requirements and with the Rules and Regulations set forth in Appendix 1.1.1 hereof, as such Rules and Regulations may be modified or restated by Landlord from time to time. Tenant shall not be responsible for ADA work that is required outside of the Premises unless that work is required as a result of an Alteration performed by Tenant, and Tenant shall not be responsible for any ADA work within the Premises, unless the work is required as a result of an Alteration performed by Tenant or as a result of Tenant’s particular use of the Premises beyond normal office and administrative use.

3.1.2 Permitted Use. Tenant shall use the Premises only for the Permitted Use and for no other purpose whatsoever. Without limiting the generality of the foregoing, or anything else herein to the contrary, in no event shall Tenant ever use the Premises or any part thereof, or any part of the Common Areas of the Property to conduct any auction or public or private sale. Tenant shall have the right to park and store bicycles in the Premises, subject to compliance with Legal Requirements. Tenant shall indemnify, defend, protect and hold Landlord harmless with respect to any damage caused to the Premises and common areas of the Building as a result of such bicycles being brought into the Premises.

3.1.3 Floor Loading; Noise and Vibration. Tenant shall not place any excessive load upon any floor of the Premises. Landlord reserves the right to prescribe in a reasonable manner the weight and position of all batteries or other heavy installations or equipment which Tenant wishes to place in the Premises so as to properly distribute the weight thereof. Machines and mechanical equipment belonging to Tenant which cause unreasonable noise or vibration that may be transmitted to the structure of the Building or to any leased or licensed space to such a degree as to be objectionable to Landlord or to any tenants, occupants or licensees in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such unreasonable noise or vibration. If, in Landlord’s reasonable judgment, the noise or vibration from any such equipment will cause harm to the Building structure or systems, or disturb Landlord or any other tenant, occupant or licensee of the Building, Landlord may require Tenant to remove or discontinue the use of any such equipment.

3.2 Observe Rules and Regulations. Tenant shall observe and comply with and shall cause its invitees, licensees, customers, employees, contractors and agents to observe and comply with the Rules and Regulations set forth on Appendix 1.1.1 attached hereto and incorporated herein by this reference and with such modifications, restatements and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such Rules and Regulations. Landlord shall not be obligated to enforce such Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.

3.3 Hazardous Material. For purposes of this Lease “Hazardous Material” means any flammable items, explosives, radioactive material, oil, toxic substance, material or waste or related materials, including any material or substance included in the definition of “hazardous wastes”, “hazardous materials” or “toxic substances”, now or hereafter regulated under any Legal Requirements, including, without limitation, petroleum-based products, paints, solvents, lead cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, medical waste, polychlorinated biphenyls, and similar compounds. “Hazardous Material” shall also include, without limitation, any materials or substances which could trigger any employee “right to know” requirements or for which any regulatory or other governmental body has adopted any requirements for the preparation or distribution of a material safety data sheet. Tenant shall not cause or permit any Hazardous Material to be brought upon, produced, stored, generated, used, discharged or disposed of in, on, under or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental Legal Requirements. Notwithstanding the preceding sentence, Tenant shall be permitted to store de minimus amounts of standard office supplies and cleaning products in the Premises for use in the Premises, provided Tenant complies in all respects with all applicable environmental Legal Requirements. Tenant shall execute such affidavits, representations and certifications from time to time as may be requested by Landlord concerning Tenant’s best knowledge and belief regarding the presence or absence of Hazardous Material in, on, under or about the Premises, the Building and/or the Property. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims (including, without limitation, costs and attorney’s fees) arising from any breach of this Section 3.3. The indemnity, defense and hold harmless obligations in this Section 3.3 shall be in addition to all other indemnity, defense and hold harmless obligations contained in this Lease.

3.4 Maintenance and Repair. Tenant, at its sole cost and expense, shall maintain and keep the Premises, including all plate glass, interior windows, doors, existing tenant improvements, all Alterations (as defined in Section 3.5) to the Premises, all fixtures and all Building systems located within the Premises (including, without limitation, electrical panels, HVAC units and equipment and plumbing equipment) neat and clean and in good order and repair at all times during the Term. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired, Tenant will promptly replace such portion of the Premises, system or equipment.

If Tenant fails to perform any of its obligations under this Section 3.4 within ten (10) days’ after receipt of written notice from Landlord requiring such performance by Tenant, then Landlord may perform such obligations and Tenant will pay as additional Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within thirty (30) days after receipt of Landlord’s written demand therefor. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon reasonable prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry (except if directly due to or as a result of the gross negligence or willful misconduct of Landlord, provided, however, Landlord shall have no liability for any special or consequential damages suffered either by Tenant or any party claiming through Tenant); Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant’s business or its use of the Premises.

3.5 Alterations.

3.5.1 Alterations Prohibited Without Landlord Consent. Tenant shall not make any replacement, alteration, improvement or addition to or removal from (collectively an “Alteration”) the Premises unless Tenant complies with all of the terms and conditions of Appendix 1.3.3. All Alterations, whether temporary or permanent in character, unless otherwise specified, made by Landlord or Tenant in or upon the Premises (excepting only Tenants furniture, removable equipment and removable trade fixtures) shall become Landlord’s property and shall remain upon the Premises at the expiration or earlier termination of this Lease, without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration at Tenant’s sole cost and expense in accordance with Section 1.4.2 of this Lease, provided Landlord notifies Tenant in writing that Landlord reserves the right to require Tenant to remove the Alteration at the expiration or earlier termination of this Lease, at the time consent to the Alteration is given to Tenant by Landlord.

3.5.2 ADA Compliance. Tenant acknowledges that the Premises may constitute a place of public accommodation or a commercial facility under Title III of the Americans with Disabilities Act (the “ADA”) and that the ADA is applicable to both an owner and a lessee of a place of public accommodation or commercial facility. Tenant further acknowledges that under the ADA, any structural alteration to the Premises must comply with accessibility standards set forth in the rules promulgated by the Department of Justice at 28 C.F.R. 36.101 et. seq. Notwithstanding anything in this Lease to the contrary, in the event Tenant makes any structural alteration to the Premises which would require compliance with Title III of the ADA and the accessibility standards promulgated by the Department of Justice, Tenant agrees to design and build such structural alterations so as to comply with the ADA and the accessibility standards. Any repairs, alterations or other improvements required by governmental authority to be performed in the Premises which result from the particular type of use of the Premises by Tenant or Alterations made to the Premises by Tenant, shall be performed by Tenant at its expense. Any other work which is required by governmental authority shall be done at the expense of Landlord. However, Landlord’s obligation to comply with applicable Laws is subject to the provisions of Section 2.2.2 of the Lease, which permit Landlord to pass through to tenants of the Building on an amortized basis the cost of complying with certain governmental requirements.

3.6 Heating, Ventilation and Cooling. If Tenant installs any machines, equipment or devices in or about the Premises that do not constitute customary office equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed (other than to a de minimus extent) the temperature the Building’s mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to install, upon prior notice to Tenant, supplementary air conditioning units in the Premises or elsewhere in the Building, and Tenant will pay to Landlord all reasonable costs of installing, operating and maintaining such supplementary units.

3.7 Intentionally Deleted.

3.8 Assignment and Subletting.

3.8.1 Landlord’s Consent Required. Except as provided in Section 3.8.8, Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (herein referred to as a “Transfer”, which term shall include any reassignment of Lease after any initial assignment of this Lease by the original Tenant named herein, or any subsequent reassignment and any assignment of any sublease with respect to all or any portion of the Premises and any sub-subleasing of any portion of the Premises previously subleased) occurring without the prior written consent of Landlord shall be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease, or to any subletting of the Premises, that the assignee or sublessee execute an instrument in form and substance satisfactory to Landlord in which such assignee or sublessee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer or disposition (whether direct or indirect) of fifty percent (50%) or more of the capital stock of Tenant, or the merger, consolidation or reorganization of such Tenant, shall be considered a Transfer.

3.8.2 Tenant’s Request for Consent. If Tenant intends to effect a Transfer of the Lease, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written request for Landlord’s consent which includes a detailed description of the proposed transferee’s business, character and financial references, financial statements of such transferee showing a current, tangible net worth (excluding goodwill) at least equal to the tangible net worth (excluding goodwill) of Tenant or any guarantor of this Lease, whichever is greater, as of the date of this Lease and as of the date of the request for Landlord’s consent, a copy of the proposed assignment or sublease and such other information as Landlord may require concerning the proposed Transfer and the proposed transferee. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 3.8.3 hereof, Landlord shall not unreasonably withhold, delay or condition its consent to any assignment or sublease and shall respond to Tenant’s request within thirty (30) days after receipt of all required information from Tenant. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee, assignee or subtenant is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) both at the time approval of the Transfer is sought and immediately after the Transfer, the transferee’s, assignee’s or subtenant’s net worth is not sufficient or commensurate with the obligations of the Lease; (iii) the transferee’s (assignee’s or subtenant’s) intended use of the Premises or any portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee, assignee or subtenant is a tenant or occupant of the Building; (v) the rent to be charged the transferee, assignee or subtenant is less than seventy-five percent (75%) the Rent due under this Lease; (vi) Landlord’s consent to the Transfer would violate any provisions of any Mortgage, or (vii) Landlord has other space available in the Building which, in Landlord’s sole and unrestrained judgment, could accommodate the transferee, assignee or subtenant. If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer.

3.8.3 Landlord’s Right to Recapture Premises. Landlord shall have the option to terminate this Lease as to that portion of the Premises covered by any proposed Transfer. Landlord must, if at all, exercise such option to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 3.8.2 hereof. If Landlord exercises such option to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises covered by the proposed Transfer (with appropriate demising partitions erected by Landlord at the expense of Tenant) on the effective date of the proposed Transfer. In the event Landlord exercises such option to terminate, this Lease shall terminate solely with respect to that portion of the Premises recaptured and Landlord shall have the right to enter into a lease with the proposed transferee or any other person or entity without any liability to Tenant on account thereof. Notwithstanding anything to the contrary in this Section 3.8.3, provided that Tenant complies with the other provisions of Section 3.8 of the Lease, Tenant shall have the right to sublet up to three (3) individual offices in the Premises without being subject to the Landlord’s right of recapture with respect to such offices.

3.8.4 Profit Sharing. If Landlord consents to any Transfer, Tenant shall pay to Landlord on a monthly basis, an amount equal to fifty percent (50%) of the amount by which the monthly rent and other consideration payable by the transferee exceeds the difference between (a) the sum of the Monthly Rent and the monthly installment of Additional Rent paid by Tenant hereunder and allocable to the portion of the Premises so transferred and (b) the lesser of (i) the actual bona fide costs or expenses incurred by Tenant arising out of such Transfer, amortized monthly on a straight-line basis over the term of the applicable sublease or assignment and (ii) normal market costs of effecting subleases or assignments, for the portion of the Premises so transferred, amortized monthly on a straight-line basis over the term of the applicable sublease or assignment. Such rent shall be paid as and when received by Tenant.

3.8.5 Tenant to Remain Liable. In no event shall any Transfer (whether or not approved by Landlord or permitted hereunder) release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises). It is agreed that the liabilities and obligations of Tenant hereunder are enforceable either before, simultaneously with or after proceeding against any assignee, sublessee, licensee, sublicensee or other transferee of Tenant.

3.8.6 Attorneys Fees. Tenant shall pay Landlord, on demand, as additional Rent, any attorney’s fees and expenses, not to exceed $2,500, incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

3.8.7 Rights Personal to Tenant. Any and all rights of Tenant under this Section 3.8 shall be personal to Tenant and an Affiliate.

3.8.8 Permitted Transfer to Tenant Affiliate. Tenant shall have the right, without prior notice to or the consent of Landlord, to assign Tenant’s interest in the Lease, or sublease all or a portion of the Premises, to any person, corporation or other entity (collectively, an “Affiliate”) which (i) is a parent, subsidiary or commonly controlled affiliate of Tenant; (ii) merges or enters into any similar business combination with Tenant; (iii) acquires control of Tenant; (iv) acquires all or substantially all of the assets of Tenant at the Premises; or (v) results from any corporate reorganization, including a so-called spin-off, of Tenant (“Permitted Transfer”). The term “controlled” or “control” as used in this paragraph means ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation, or other majority equity and control interest if the entity is not a corporation. In no event shall Landlord be entitled to recapture all or any portion of the Premises, nor shall Tenant be obligated to pay any “excess” or “bonus” rent to Landlord in connection with a Permitted Transfer. Within five (5) business days after the effective date of a Permitted Transfer, Tenant shall give Landlord written notice of the facts constituting the Permitted Transfer and the name of the assignee or sublessee.

3.9 Insurance.

3.9.1 Coverages. Tenant, at its expense, shall maintain at all times during the Term the following insurance policies: (i) all risk or equivalent special form coverage insuring the full replacement cost (without deduction for depreciation) of all tenant improvements, alterations to the Premises, windows, doors and sky-lights, and all other property owned or used by Tenant and located in the Premises or on the Property in any Licensed Areas, if any, as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision of this Lease or unless otherwise required by a the holder of a mortgage, deed of trust or similar instrument (a “Mortgagee”); (ii) commercial general liability insurance and contractual liability insurance, with limits not less than $3,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence, $5,000,000.00 in the aggregate. The liability insurance obtained under this Section 3.9.1 shall be primary and shall insure Tenant’s indemnity, hold harmless and defense obligations under this Lease; (iii) Worker’s Compensation Insurance (including Employer’s Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located; (iv) Automobile Liability Insurance, including but not limited to passenger liability, on all owned, nonowned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than $1,000,000.00 per vehicle for injuries or death of one or more persons or loss or damage to property; and (v) Business Interruption Insurance providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant measured by: (a) the net profit that would have been realized had Tenant’s business continued; and (b) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen, and other employees under contract, charges under non-cancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums, and depreciation.

The amount and coverage of such insurance shall not limit Tenant’s liability, nor relieve Tenant of any obligation under this Lease.

3.9.2 General Provisions Relating to Insurance. The form of all such policies and deductibles thereunder shall be subject to Landlord’s prior reasonable approval. All such policies shall be issued by insurers reasonably acceptable to Landlord, with a Best Rating of “A” or better or a FPR of 7 or better, each as established by A.M. Best Company, and licensed to do business in the State of California and shall contain a waiver of any rights of subrogation thereunder. In addition, the General Liability policy shall name Landlord, any Mortgagee and their respective agents, and any other parties designated by Landlord as additional insureds, shall require at least thirty (30) days’ prior written notice to the first named insured of termination or modification and shall be primary and not contributory. In the event any such policy required of Tenant hereunder is cancelled or modified, within three (3) business days’ of Tenant’s receipt of notice of such cancellation or modification Tenant shall give notice of such cancellation or modification to Landlord. Tenant shall, at least fifteen (15) days prior to the Lease Commencement Date, and within fifteen (15) days prior to the expiration of each such policy, deliver to Landlord either a duplicate original of all insurance policies required to be maintained by Tenant hereunder or Evidence of Insurance (in form ACORD 27 or its equivalent) for each such policy evidencing the foregoing insurance or renewal thereof, as the case may be. Thereafter, within fifteen (15) days prior to the expiration of each such policy, Tenant shall deliver to Landlord either a duplicate original of each such policy or a certificate of insurance (provided the same sets forth all limits of coverage and deductibles as required hereunder) or other evidence of insurance acceptable to Landlord evidencing the renewal of the insurance required hereunder. If Tenant fails to insure or maintain any insurance (or provide satisfactory proof thereof) as required hereunder, Landlord may, upon 24 hours written notice to Tenant, effect such insurance. In such event, Tenant, shall, on demand, pay Landlord 110% of all premiums and expenses paid by Landlord in connection therewith.

Landlord and Tenant shall each obtain from their respective insurers under all casualty insurance policies covering any part of the Building, the Premises, or the contents therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, so long as the insurance is not invalidated thereby.

3.10 Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building or the Land and arising from the use or occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Land (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. If any such proceeding or action is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord and such party in such action and/or proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to Landlord, upon Landlord’s request. In no event shall Tenant be required to indemnify Landlord, nor shall Landlord be released from liability, for any claims, damages, liabilities, or costs (including, without limitation, attorneys’ fees and costs) arising from or in connection with the gross negligence or willful misconduct of Landlord or its agents, contractors or employees or from a breach of Landlord’s obligations under the Lease. Tenant’s indemnity obligations under the Lease are subject to the waiver of subrogation contained in the Lease.

3.11 Waiver. Tenant hereby releases Landlord, its property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and any party claiming by, through or under Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant and any party claiming by, through or under Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 3.9 hereof, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.

3.12 Financial Condition and Financial Covenants. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements and all related documents and information previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Term, within fifteen (15) days after Landlord’s request therefor, Tenant shall furnish to Landlord Tenant’s most recent audited financial statements (including any notes) or, if no such audited statements have been prepared, such other financial statements (and notes) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements certified by Tenant’s chief financial officer. Landlord will not disclose any aspect of Tenant’s financial statements and other financial documentation delivered to Landlord that Tenant designates to Landlord as confidential except (i) to Landlord’s lenders or prospective purchasers of the Property or any portion thereof, (ii) in litigation between Landlord and Tenant, and/or (iii) if required by court order.

3.13 Taxes on Tenant’s Personal Property. Tenant shall pay, as and when due, any and all taxes, impositions, assessments, and all other fees and charges of any kind or nature, or agreed payments in lieu thereof, and all penalties and interest thereon, assessed or imposed against any of Tenant’s property. Tenant shall use its best efforts to have its personal property taxed separately from the Property. Upon request by Landlord from time to time, Tenant shall deliver evidence of Tenant’s compliance with the covenants in this Section 3.13. If any of Tenant’s personal property is separately assessed and taxed with the Property, Tenant will pay Landlord the taxes for such personal property within ten (10) days from the date Tenant receives a written statement from Landlord for such personal property taxes.

3.14 Signage. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted by Tenant at any place upon the Premises or the Property, except with Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. At no cost to Tenant, Landlord shall provide building standard directory signage for Tenant in the 77 Geary Street elevator lobby of the Building. In addition, Tenant shall be permitted at its own cost to install a sign adjacent to the entry of the Premises, subject to Landlord’s criteria and prior reasonable written approval.

3.15 Intentionally Deleted.

3.16 Reimbursement for Costs of Repairs to the Building and/or Land. In addition to Tenant’s obligations under Section 3.15, Tenant shall reimburse Landlord for the cost of any repairs to the Building or the Land necessitated by the acts or omissions of Tenant, its invitees, licensees, customers, employees, contractors and agents within five (5) days after receipt of Landlord’s written demand therefor.

3.17 Intentionally Deleted.

3.18 Notice of Accidents. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, fire or other casualty and all damages to or defects in the Premises, the Building or the Building systems, for the repair of which Landlord might be responsible or which constitutes Landlord’s property. Such notice shall be given by facsimile or personal delivery to the address of Landlord then in effect for notices.

ARTICLE 4 LANDLORD’S COVENANTS

4.1 Provision of Utilities. Landlord agrees to furnish or cause to be furnished to the Premises the utilities described in this Section 4.1 and in Appendix 4.1 attached hereto and incorporated herein by this reference (hereinafter referred to collectively as “Landlord’s Services”), subject to the conditions and in accordance with the standards set forth in this Section 4.1 and in Appendix 4.1 hereto.

4.1.1 Electricity. Landlord will arrange for electric service to be available at the Premises for Tenant’s reasonable uses for lighting, electrical appliances and Tenant’s equipment. Tenant may not use any electrical appliances or equipment which, in the reasonable opinion of Landlord, might overload the electrical risers, panels, switches, wiring or other electrical equipment or interfere with the use thereof by other tenants of the Building.

If Tenant requires electric current, water or any other utilities in excess of the amounts available to the Premises, such excess electric, water or other utility requirements will be supplied only with Landlord’s consent, which consent will not be unreasonably withheld, provided the Building systems are capable of providing such additional service(s). If Landlord grants such consent, Tenant will pay all costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the required excess capacity. Tenant will also pay the entire cost at the then prevailing rate of such additional service.

4.2 Cleaning/Refuse Removal Services. Landlord shall provide daily reasonable janitorial service to the Common Areas. Landlord shall provide for removal of reasonable amounts of Tenant’s refuse from the Premises on all normal business days, and Landlord shall wash and clean the windows in the Premises with reasonable frequency.

4.3 General Building Services.

4.3.1 Maintenance and Repair of Common Areas. Subject to the provisions of Article 5 (Casualty and Condemnation) Landlord shall reasonably maintain the foundations, exterior walls, masonry, structural floors, and roof, the portions of the heating, ventilating and air conditioning systems serving the Common Areas of the Building, if any, (excluding those nonstandard portions of the Building systems located within a tenant’s premises and which serve only a particular tenant’s premises), and elevators of the Building insofar as such elements affect the Premises; but in no event shall Landlord be obligated to repair or maintain interior glass, interior windows, skylights, or doors of the Premises (whether interior or exterior), which shall be Tenant’s responsibility, nor shall Landlord be obligated to repair or maintain any Alterations installed by or on behalf of Tenant or to repair or restore any damage to the Common Areas caused by any act or omission of Tenant or Tenant’s employees, agents, contractors or invitees. Landlord shall provide the services identified on Appendix 4.1 attached hereto and made a part hereof.

Landlord may perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority. Landlord shall operate the Building in a manner consistent with comparable buildings in the vicinity of the Building and shall maintain the Common Areas, the Building shell and core areas, and the Building systems (including elements of such systems located in the Premises), in good condition and repair and in compliance with Legal Requirements.

4.4 Grounds Maintenance. Subject to the provisions of Article 5 (Casualty and Condemnation) Landlord shall reasonably maintain the grounds adjacent to the Building.

4.5 Building Directory; Office Identification. At no cost to Tenant, Landlord will place Tenant’s name and suite number on the Building-standard directory in the 77 Geary Street elevator lobby of the Building. In accordance with Section 3.14 of the Lease, Tenant shall be permitted at its own cost to install a sign adjacent to the entry of the Premises, subject to Landlord’s criteria and prior reasonable written approval.

4.6 Insurance. Landlord shall take out and maintain in force throughout the Term, with a company or companies authorized to do business in the State of California, (i) casualty insurance on the Building in an amount equal to the full replacement cost of the Building (exclusive of foundations), covering all risks of direct physical loss or damage and so-called “extended coverage” risks, and (ii) commercial general liability insurance with respect to the Building in such amounts as Landlord may from time to time deem necessary or desirable. Any insurance required to be maintained by Landlord hereunder may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord or affiliates of Landlord so long as the blanket policy does not reduce the limits or diminish the coverage required herein.

4.7 Quiet Enjoyment. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject in all respects to the provisions of this Lease.

4.8 No Liability for Interruptions. Tenant shall not be entitled to any abatement, diminution or reduction of Rent by reason of Landlord’s failure to furnish any of the services referred to in this Article 4 or the Appendices referred to in Article 4 when such failure is caused by force majeure, accident, breakage, repairs, riots, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord’s immediate control or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements. Failure, disruption, stoppage or interruption, suspension or curtailment of any such service shall not be construed as an actual or constructive eviction or as a partial eviction of Tenant, or release Tenant from the prompt and punctual performance by Tenant of the covenants contained herein.

Further, anything herein to the contrary notwithstanding, Landlord and Tenant agree that Landlord’s obligation, if any, to furnish heat, electricity, air conditioning and/or water to the Premises shall be subject to and limited by all Legal Requirements affecting the supply, distribution, availability, conservation or consumption of energy, including, but not limited to, heat, electricity, gas, oil and/or water. Tenant acknowledges that Landlord must abide by all such Legal Requirements and, in so doing, Landlord shall not be in default in any manner whatsoever under the terms of this Lease, and Landlord’s compliance therewith shall not affect in any manner whatsoever Tenant’s obligation to pay the full Rent reserved in this Lease, as and when payable pursuant to the terms and conditions of this Lease, or Tenant’s obligation to perform any and all other obligations of Tenant under this Lease.

Without limiting the foregoing, and notwithstanding anything in this Lease to the contrary, in no event shall Landlord have any liability for, and in no event shall Tenant have the right to claim damages, offset, diminution or a reduction or abatement of Rent, or that its possession or enjoyment has been disturbed or that it has been constructively evicted, nor may Tenant terminate this Lease, as a result of any diminution, reduction or loss of light, air, heat or view or as a result of any noise.

Notwithstanding the foregoing provisions of this Section 4.8, if utility service to the Premises is interrupted due solely to the negligence of Landlord, its agents or employees and such interruption in service prevents Tenant from operating its business in the Premises and Tenant does not operate its business in the Premises for more than three (3) consecutive business days, then commencing with expiration of such three (3) consecutive business day period and continuing until utility service is restored to the point where Tenant can again operate its business in the Premises, Base Rent shall be abated as Tenant’s sole remedy.

4.9 Costs and Expenses of Services. Except as otherwise provided in this Lease, the costs and expenses incurred by Landlord in connection with furnishing the services referred to in this Article 4 and the Appendices referred to herein, shall be included as part of Operating Expenses.

ARTICLE 5 CASUALTY AND CONDEMNATION

5.1 Casualty.

5.1.1 Landlord’s Option to Terminate and Not to Restore. If a fire or other casualty in the Premises occurs, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

(a)	If the damage is limited solely to the Premises and the Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same. If Landlord rebuilds the Premises, Tenant shall repair and restore Tenant’s Work and Alterations or, at Landlord’s election, Landlord may repair and rebuild the Tenant’s Work and Alterations, at Tenant’s expense.

(b)

If portions of the Building outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and the Premises and the Building can, in the reasonable opinion of Landlord, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines in its sole discretion that such reconstruction is economically feasible within such period if not fully covered by insurance, then Landlord shall be obligated to repair such damage; provided, however, that Landlord shall have no obligation to repair or restore Tenant’s Work or Alterations unless Landlord elects to do so at Tenant’s expense as provided in Section 5.1(a).

(c)	If neither Section 5.1(a) nor 5.1(b) above applies, Landlord shall notify Tenant within sixty (60) days after the date of such damage and destruction and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice; provided, however, that Landlord shall have the right to elect to reconstruct the Building and the Premises, in which event Landlord shall notify Tenant within said sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease. In the event Landlord elects to reconstruct the Building and the Premises pursuant to this Section 5.1(c), Landlord shall have no obligation to repair or restore Tenant’s Work or Alterations unless Landlord elects to do so at Tenant’s expense as provided in Section 5.1(a).

(d)	During any period when Tenant’s use of the Premises is significantly affected by damage or destruction, Rent shall abate proportionately until such time as the Premises are made tenantable as reasonably determined by Landlord, and no portion of the Rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such abatement except to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental loss or business interruption insurance maintained by Landlord with respect to this Lease, the Building or the Premises.

(e)	The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord’s interest in the Building or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 5.1, all proceeds of insurance required to be maintained either by Landlord or Tenant shall be paid to Landlord subject to the rights of any mortgagee of Landlord’s interest in the Building or the beneficiary of any deed of trust that constitutes an encumbrance thereon; provided, however, that Tenant shall be paid all proceeds of insurance payable in connection with Tenant’s trade fixtures, furnishings, equipment and all other items of personal property of Tenant. If Tenant has failed to maintain any policy of insurance required under this Lease, then Tenant shall pay to Landlord on demand an amount equal to proceeds which Landlord reasonably concludes would have been available for the repair and reconstruction from such policies had Tenant maintained all of the required policies of insurance.

(f)	If the Premises, or any part thereof, or any portion of the Building necessary for Tenant’s use of the Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the date of the casualty.

(g)	Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

5.2 Condemnation. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority.

5.2.1 Application of Condemnation Award. Landlord reserves all rights, and Tenant hereby assigns to Landlord all of Tenant’s rights, if any, in and to compensation for any condemnation (except for any awards payable directly to Tenant for moving and relocation expenses or for Tenant’s furnishings, trade fixtures and equipment which are not part of the Premises provided such awards do not reduce any award to Landlord), and Tenant shall make no claim against Landlord or the condemning authority for compensation (except as provided in the immediately preceding sentence) for termination of Tenant’s leasehold interest under this Lease or interference with Tenant’s business.

ARTICLE 6 DEFAULT

6.1 Events of Default. The occurrence of any of the following shall constitute an event of default (a “Default”) by Tenant under this Lease:

i.	Tenant fails to pay any Rent when due and such failure to pay is not cured within five (5) days from the date due;

ii.	Tenant violates Section 3.8 (Assignment and Subletting);

iii.	the leasehold interest of Tenant is levied upon or attached under process of law;

iv.	Tenant or any guarantor of this Lease dies or dissolves;

v.	Tenant abandons or vacates the Premises;

vi.	(a) if a receiver or custodian is appointed for any or all of Tenant’s property or assets, or if there is instituted a foreclosure action on any of Tenant’s property; or (b) if Tenant files a voluntary petition under 11 U.S.C. Article 101 et seq., as amended (the “Bankruptcy Code”), or under the insolvency laws of any jurisdiction (the “Insolvency Laws”); or (c) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing; or (d) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or (e) if Tenant generally is not paying its debts as its debts become due; or

vii.	Tenant fails to perform or observe any other covenant or obligation of Tenant set forth in this Lease and such failure is not cured within ten (10) days (or immediately if the failure involves a hazardous condition, imminent risk of harm to any person or property, or illegal conduct) after notice from Landlord.

6.2 Remedies for Default.

(a)	Remedies Upon Default.

(1)	Termination. If a Default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant’s default or of such termination.

(2)	Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession hereof, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due. Landlord has the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession.

(b)	Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in (i) and (ii) shall be computed with interest at eighteen percent (18%) per annum or the highest lawful rate, whichever is the lower. The “worth at the time of award” of the amount referred to in (iii) shall be computed by discounting such amount at the “discount rate” of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence.

(c)	Computation Of Rent For Purposes Of Default. For purposes of computing unpaid Rent that would have accrued and become payable under this Lease pursuant to the provisions of Article 2, unpaid Rent shall consist of the sum of:

(1)	the total Monthly Base Rent for the balance of the Term, plus

(2)	the total Additional Rent for the balance of the Term.

6.3 Landlord’s Right to Cure. Landlord may, but shall not be obligated, to perform any obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand.

6.4 Cumulative Remedies. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law and/or in equity, (ii) shall be cumulative, except to die extent they are mutually exclusive, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future, except if such remedies are mutually exclusive.

6.5 No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. No consent or waiver, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

6.6 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, and specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30)-day period and thereafter diligently pursues the same to completion.

ARTICLE 7 PROTECTION OF LENDERS

7.1 Subordination and Attornment. Tenant covenants and agrees that this Lease is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Building, the Land, the Premises or any interest of Landlord therein and/or the contents of the Building and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, at Landlord’s request, Tenant shall execute promptly any appropriate certificate or instrument that Landlord may request, and Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by any ground landlord, mortgagee, or holder of any security agreement (“Successor Landlord”) of the remedies provided for by law or by such ground lease, mortgage, or security agreement, Tenant will automatically become the tenant of such Successor Landlord without any change in the terms or other provisions of the Lease; provided, however, that such Successor Landlord or successor in interest shall not be bound by (a) any payment of Base Rent or Additional Rent for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (b) any amendment or modification of this Lease, or any waiver of the terms of this Lease, made without the written consent of such Successor Landlord, (c) any offset right that Tenant may have against any former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by a former Landlord that occurred before the date of attornment; (d) any obligation (i) to pay Tenant any sum(s) that any former Landlord owed to Tenant unless such sums, if any, shall have actually been delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with a former Landlord, unless such security was actually delivered to such Successor Landlord; (iii) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) arising from representations and warranties related to a former Landlord; or (e) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease or consented to in writing by Successor Landlord. Upon request by such Successor Landlord, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. This Lease is further subject to and subordinate to all matters of record.

7.2 Mortgagee Protection Clause. Tenant will give the owners or holders of any ground lease, mortgage, deed of trust or security agreement (“Lienholder”), by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or Lienholder previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of Lienholder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to Lienholder and Lienholder will have an additional thirty (30) days within which to cure the default. Lienholder shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lienholder agrees or undertakes otherwise in writing. If the default cannot be cured within the additional thirty (30) day period, then Lienholder will have such additional time as may be necessary to effect the cure if, within the thirty (30) day period, Lienholder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

7.3 Estoppel Certificates. Tenant agrees that, from time to time upon not less than ten (10) business days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease, as modified, is in full force and effect); (b) the dates to which Rent has been paid; (c) that Tenant is in possession of the Premises, if that is the case; (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (f) such additional matters as may be reasonably requested by Landlord, it being agreed that such certificate may be relied upon by Landlord, any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such certificate in Tenant’s name.

7.4 Intentionally Deleted.

7.5 Master Lease. Landlord is the tenant under that certain master lease agreement (“Master Lease”) dated May 17, 1979 with Geary-Market Investment Co., Ltd., as owner and landlord (“Master Landlord”), covering the Building of which the Premises form a part. This Lease and the rights of Tenant hereunder are subject to all of the terms, covenants and conditions of the Master Lease. Landlord represents and warrants that none of the terms, covenants and conditions of this Lease are in violation of the Master Lease. Landlord represents and warrants that, to its actual knowledge, Landlord is not in default of the Master Lease as of the date of this Lease.

ARTICLE 8 GENERAL PROVISIONS

8.1 Tenant’s Organization and Authority. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an “Organizational Entity”), then Tenant hereby covenants, warrants and represents: (1) that the individual executing this Lease is duly authorized to execute and/or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant, (2) that this Lease is binding upon Tenant, (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located, and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Lease Commencement Date, deliver to Landlord true and correct copies of an appropriate resolution or consent of Tenant’s board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord’s satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of tenant.

8.2 Brokers. Tenant represents and warrants that Tenant has dealt only with the brokers named in the Schedule of Incorporated Terms (collectively, the “Brokers”) in connection with this Lease and that, to the best of Tenant’s knowledge, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its asset manager, its property manager and their respective employees harmless from and against any claims for a fee or commission made by any broker, other than the broker identified as Landlord’s Broker in the Schedule of Incorporated Terms, claiming to have acted by or on behalf of Tenant in connection with this Lease.

8.3 Intentionally Deleted.

8.4 Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to acts of God, imminent occurrences of acts of God, strikes, sabotage, accidents, acts of war or tenor, fire and casualty, legal requirements (to the extent they are not customary or require a longer than usual time period in which to comply), government restrictions or controls on construction (to the extent such restrictions or controls are not customary or require a longer than usual time period in which to comply), insurance reimbursement problems or delays, emergencies, shortages or inability to obtain labor, materials or equipment, energy shortage, the failure of the applicable governmental authority to timely issue building permits, to conduct inspections, or to issue a certificate of occupancy, or any other causes beyond the reasonable control of Landlord.

8.5 No Surrender. Neither the delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof, nor the termination or expiration of any sublease or assignment or all or any portion of the Premises, nor the abandonment or the Premises shall operate as a termination of this Lease or an acceptance of surrender of the Premises, absent the explicit written agreement of the Landlord to same.

8.6 Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.

8.7 Legal Costs and Expenses. The prevailing party shall pay to the other all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party in connection with a default hereunder or in enforcing this Lease or incurred as a result of any litigation as a result of this Lease.

8.8 Limitation of Landlord’s Liability. Landlord shall have the right in its sole and unrestrained discretion, to transfer and assign, in whole or in part, all of its rights and obligations in and to this Lease and/or the Building or Property. The word “Landlord” is used in this Lease to include the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal, member, officer, employee or partner of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and neither Landlord, nor any parent or affiliate company, nor any principal, employee, officer, member, or partner of Landlord shall have any personal liability to Tenant for any liability of or claim against Landlord under this Lease beyond the equity of the Landlord in the Building and the Land.

8.9 No Recording of Lease. Tenant shall not record this Lease or any notice or memorandum thereof.

8.10 Notices. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address of each party set forth in the Schedule or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or refusal to accept delivery thereof.

8.11 Miscellaneous.

8.11.1 Entire Agreement. This Lease, and the Appendices attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

8.11.2 Governing Law; Severability; Rules of Construction. This Lease shall be governed by and construed in accordance with the laws of the State of California. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Each and every covenant of Tenant in this Lease shall be both a covenant and a condition to the performance of Landlord’s obligations hereunder. No covenant of Landlord in this Lease shall be a condition to the performance of Tenant’s obligations hereunder. The obligations and covenants of Tenant under this Lease shall be independent of Landlord’s obligations under this Lease, and no failure of Landlord to perform its obligations under this Lease shall relieve Tenant from performing its obligations or covenants under this Lease or permit Tenant to terminate, or be deemed a termination of, this Lease.

8.11.3 Binding Effect; Successors and Assigns; No Third Party Beneficiaries. Subject to Section 3.8 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The provisions of this Lease shall not inure to the benefit of or be relied upon by any other parties.

8.11.4 Survival. All representations and warranties of Tenant, Tenant’s indemnities, hold harmless and defense obligations and Tenant’s obligations to pay Additional Rent shall survive the expiration or earlier termination of this Lease.

8.11.5 Time is of the Essence. Time is of the essence of this Lease and each and all of its provisions.

8.11.6 Waiver of Jury Trial; Consent by Tenant to Jurisdiction and Venue. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease. Tenant consents to the exercise of personal jurisdiction over it by the courts of the State of California, including any Federal court sitting in such jurisdiction, and agrees that venue shall be proper in San Francisco County or in the United States District Court for the Northern District of California, in addition to any other court where venue may be proper.

8.12 OFAC Representation, Warranty and Covenant.

8.12.1 Representation, Warranty and Covenant. Tenant represents, warrants and covenants that:

(A) Tenant and its principals are not acting, and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control;

(B) Tenant and its principals are not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity, or nation; and

(C) Tenant acknowledges that the breach of this representation, warranty and covenant by Tenant shall be an immediate Event of Default under this Lease without cure.

8.12.2 Indemnification. Tenant hereby agrees to indemnify, defend, protect and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant.

8.13 Counterparts and Facsimile Signatures. This Lease may be executed in counterparts which when taken together shall constitute one fully executed original. Facsimile signatures and PDF signatures via e-mail on this Lease shall be treated as originals.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Executed as of the date first above written by Landlord and Tenant.

LANDLORD:

G&G PARTNERS, L.P.,
a California limited partnership

By:	Grant Geary, Inc.,
a California corporation,
its General Partner

	By:	/s/ Robert Mashaal
	Name:	Robert Mashaal
	Title:	President

TENANT:

MULESOFT, INC.,
a Delaware corporation

By:	/s/ Greg Schott

Printed Name:		Greg Schott

Title:	CEO
(President, CEO or Vice-President)

By:	/s/ Michael DiFilippo

Printed Name:		Michael DiFilippo

Title:	CFO
(Secretary, CFO or Treasurer)

APPENDIX 1.1

PLAN OF PREMISES
(MuleSoft, Inc.)

4th Floor
Approximately 12,537 Square Feet

Floor Plan

1. Entry
2. Conference
3. Studio
4. Workstations
5. Library
6. Service/storage

GEARY STREET
GRANT STREET

APPENDIX 1.1.1 – RULES AND REGULATIONS

1.	The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and employee or invitee of any tenant shall go upon the roof of the Building without the prior written consent of Landlord.

2.	No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness.

3.	Landlord will furnish each Tenant free of charge with two keys to each door lock in its Premises. Landlord may make a reasonable charge for any additional keys. No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its Premises without the prior written consent of Landlord, and each Tenant shall furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant. In the event said key(s) are not returned to Landlord at the termination of the Lease, Tenant agrees to pay Landlord any costs incurred to replace lock(s) and all key(s) issued to said door.

4.	Landlord shall designate how all office equipment, furniture, appliances and other large objects or property (“Equipment”) shall be moved in or out of the Building. The persons employed to move such Equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all Equipment brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant.

5.	No Tenant shall use or keep in its Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in its Premises, or permit or suffer its Premises to be occupied or used in a manner offensive or objectionable to tenant or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

6.	Landlord reserves the right to exclude from the Building any person who, in Landlord’s sole opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

7.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

8.	No Tenant shall obtain for use in its Premises, ice, drinking water, food, beverage, towel or other similar services, except at such Reasonable hours and under such reasonable regulations as may be fixed by Landlord.

9.	Each Tenant shall see that the doors of its Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before tenant or tenant’s employees leave its Premises, so as to prevent waste or damage, and for any default or carelessness in this regard tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. All tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

10.	The toilet rooms, toilets, urinals, washbowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11.	No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building, without Landlord’s prior written consent.

12.	There shall not be used in any space, or in the public halls of any Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or other such material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its Premises.

13.	Each Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the downtown San Francisco area, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

14.	Canvassing, soliciting, distribution of handbills or any other written materials in the Building are prohibited, and each tenant shall cooperate to prevent the same.

15.	The requirements of the tenants will be attended to only upon application by telephone or in person at the office of Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

16.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

17.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building.

18.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

19.	Landlord reserves all control over any roof-deck, terrace or other outdoor area which may be contained in the Building, and regardless of whether such area is open to all tenants, the Building in common or to any tenant exclusively, Landlord reserves the right to prohibit any use of such areas that are deemed by Landlord, in its sole judgment, to be not in the best interest of the Building, the Tenants or their employees.

APPENDIX 1.3.3 – TENANT’S WORK AND ALTERATIONS

1. Tenant’s Work and Alterations. Tenant shall not perform any Alterations (which term shall include “Tenant Work”) until Tenant has received Landlord’s prior written approval (not to be unreasonably withheld) of such Alterations. Whenever Tenant seeks to obtain Landlord’s approval of any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord detailed drawings and specifications (“Construction Documents”) (which shall be permit-ready if required by Landlord) prepared and stamped by an architect or engineer (either such professional, “Tenant’s Architect”) registered in the State of California (and in connection with Tenant Work, approved by Landlord). The Construction Documents, to the extent applicable to the specific Alteration proposed by Tenant, shall set forth in detail the requirements for construction of the Alterations (including all architectural, mechanical, electrical, plumbing, fire protection and structural drawings and detailed specifications), shall be fully coordinated with one another and with field conditions as they exist in the Premises and elsewhere in the Building, and shall show all work necessary to complete the Alterations including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Submission of the Construction Documents to Landlord for approval shall be deemed a warranty by Tenant and Tenant’s Architect, jointly and severally, that all Alterations described in the Construction Documents (i) comply with all applicable laws, regulations, building codes, and the highest design standards, (ii) do not in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs or floor slabs), (iii) are in all respects compatible with the electrical and mechanical components and systems of the Building, (iv) do not affect any space in the Building other than the Premises (including the exterior of the Building), (v) do not affect the exterior of the Building; (vi) conform to floor loading limits, and (vi) with respect to all materials, equipment and special designs, processes, or products, do not infringe on any patent or other proprietary rights of others. Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Alterations shown thereon and shall not result in any responsibility of Landlord concerning compliance of the Alterations with laws, regulations, or codes, or coordination of any aspect of the Alterations with any other aspect of the Alterations or any component or system of the Building, or the feasibility of constructing the Alterations without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

Landlord shall approve or disapprove the Construction Documents within five (5) business days of Landlord’s receipt thereof. If Landlord disapproves the Construction Documents, Landlord shall specify the reasons for such disapproval, and Tenant shall re-submit revised Construction Documents to Landlord for approval (to be granted or withheld within five (5) business days of receipt thereof). Landlord may withhold its consent to any Alteration that (i) does not comport with the guaranty of Tenant and Tenant’s Architect set forth above; (ii) may exceed the capacity of or adversely affect the capacity, maintenance, operating costs or integrity of the Building or its structures or systems, (iii) violates any agreement which affects the Property or binds Landlord, (iv) may diminish the value of the Premises for any general purpose office use, (v) may require any unusual expense to re-adapt the Premises for any general purpose office use, (v) is of a nature and quality inconsistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion; and/or (vi) is not approved by the holder of any Mortgage superior to the Lease or the lessor under any ground lease or other lease superior to the Lease at the time the work is proposed. In addition, with respect to any floor not occupied entirely by Tenant, Tenant shall neither propose nor effect any Alterations consisting of improvements, additions, or alterations to the entranceway to the Premises or any adjoining elevator lobby, corridor, or common areas. If, after the Construction Documents have been approved by Landlord, Tenant requests any changes or substitutions to the Construction Documents during construction, Tenant shall obtain Landlord’s written approval of such change(s).

2. Commencement of Construction. After Landlord has approved the Construction Documents and prior to commencement of construction, Tenant’s Architect shall submit the Construction Documents to the appropriate governmental agencies for plan checking and the issuance of a building permit, and once received, Tenant shall deliver the following items to Landlord: (a) a request for approval of the person or entity (including any employee or agent of Tenant) performing any Alterations (“Tenant Contractor”); (b) the names, addresses and copies of contracts for all contractors; (c) at Landlord’s election, all necessary governmental permits, licenses and approvals evidencing compliance with all applicable Legal Requirements; (d) certificates of insurance, issued by a responsible insurance company qualified to do business in the State of California and reasonably approved by Landlord (a “Qualified Insurance Company”), evidencing the insurance required by Appendix 1.3.3.A hereto, naming Landlord and any other parties designated by Landlord as additional insureds; and (e) all other documents and information as Landlord may reasonably request in connection with the construction of any Alteration. Landlord shall have the right to waive any of the requirements in this Appendix 1.3.3 in its sole discretion. In the event that during the Term of this Lease Tenant elects to perform future Alterations, Tenant shall reimburse Landlord’s standard charges for review of all such items and supervision of the Alteration, at the rate of five percent (5%) of the total “hard” costs of such Alterations, which shall exclude “soft” costs such as architecture, engineering and project management fees.

3. Construction. All Alterations shall be performed in a good and workmanlike manner, in accordance with the approved Construction Documents, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. Once commenced, each Alteration shall be diligently prosecuted to completion by Tenant. In addition, all Alterations shall be performed at Tenant’s sole risk and in compliance with all applicable Legal Requirements, and all regulations and requirements of Landlord’s and Tenant’s insurers. In performing any Alteration, each Tenant Contractor shall comply with Landlord’s requirements relating to the time and methods for such work, use of delivery elevators and other building facilities; and each Tenant Contractor shall not interfere or disrupt any other tenant or other person using the Building. Each Tenant Contractor shall in all events work on the Premises without causing labor disharmony, coordination difficulties, or delay or impair any guaranties, warranties or obligations of any contractors of Landlord. Tenant shall pay Landlord for all costs and expenses of Building services and facilities associated with any Alteration, including use of the freight elevator, sprinkler shutdown, debris removal and all other costing charges associated with any Alteration. If any Tenant Contractor uses any Building services or facilities, such Contractor, jointly and severally with Tenant, shall agree to reimburse Landlord for the cost thereof based on Landlord’s schedule of charges established from time to time (and if no such charges have been established, then based on Landlord’s reasonable charge established at the time). Each Tenant Contractor shall, by entry into the Building, be deemed to have agreed to indemnify and hold Landlord and its partners, affiliates, officers, agents, servants and employees and Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) (the “Indemnitees”), harmless from any claim, loss or expense arising in whole or in part out of any act or omission committed by such person while in the Building or on the Property, to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and each Tenant Contractor to be joint and several. Upon completion of any Alterations Tenant shall deliver to Landlord and Landlord’s property manager copies of the final Construction Documents and any and all other project drawings in the form of a CAD disk.

4. Payment for Alterations. Tenant shall pay directly to Tenant’s Contractor all costs of any Alterations in strict accordance with the terms of its contract with Tenant’s Contractor and shall keep the Property free of liens for labor or materials. If any such lien shall exist, Tenant shall, within ten (10) business days after the filing of such lien, (or such shorter period if required by the terms of any Mortgage) have such lien released of record, which may include bonding around the lien. If Tenant fails to have such lien so released of record, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord or the Mortgagee, as applicable, upon demand for the amount so paid by Landlord or the Mortgagee, including expenses and attorneys’ fees. Tenant hereby indemnifies Landlord against liability for any mechanics’ and other liens filed in connection with the costs of any and all Alterations, including the liens of any chattel mortgages, security agreements or financing statements upon any materials or fixtures installed in and constituting part of the Premises. Finally, upon completion of any Alteration, Tenant shall promptly furnish Landlord with sworn contractor’s acknowledgements of payment in full and final waivers of lien in form and substance satisfactory to Landlord covering all labor and materials included in such Alteration.

APPENDIX 1.3.3.A – WORK INSURANCE SCHEDULE

Indemnification

Tenant agrees to indemnify and hold Landlord harmless from all claims for bodily injury and property damage that may arise from Tenant’s or any Tenant Contractor’s performance of any Alterations as defined in Section 3.5.1 of this Lease and/or Tenant Work as defined in Section 1.3.3 of this Lease.

Tenant’s Liability Insurance

Tenant shall purchase and maintain such insurance as will protect Tenant from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work be completed by Tenant or by any Tenant Contractor or by any person directly or indirectly employed by Tenant or any Tenant Contractor, or by any person for whose acts Tenant or any Tenant Contractor may be liable:

1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or Tenant Contractor’s employees.

4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Tenant or Tenant Contractor or (b) by any other person.

5. Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant’s Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant’s Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a.	Commercial General Liability

	Bodily Injury and Property Damage Occurrence/Aggregate	$3,000,000/$5,000,000

b.	Comprehensive Automobile Liability

	Bodily Injury and Property Damage	$1,000,000 Each Person
$1,000,000 Each Occurrence

c.	Employers Liability

	Each Accident	$500,000
	Disease - Policy Limit	$500,000
	Disease - Each Employee	$500,000

All Tenant Contractors shall carry the same coverages and limits as specified above, unless different limits are specifically negotiated with Landlord. The foregoing policies shall contain a provision that coverages afforded under the policies will not be canceled or not renewed until at least sixty (60) days’ prior written notice has been given to the Landlord. Certificates of Insurance showing such coverages to be in force shall be filed with the Landlord prior to the commencement of any Tenant Work. Coverage for Completed Operations must be maintained for three years following completion of the work and certificates evidencing this coverage must be provided to the Landlord.

The minimum A.M. Best’s rating of each insurer shall be “A” or better or a FPR of 7 or better. Landlord shall be named as an Additional Insured under Tenant’s Commercial General and Umbrella Liability Insurance policies.

Tenant’s and each Tenant Contractor’s responsibilities include:

•	insuring all materials, on an All Risks basis for the full replacement cost, in transit and until delivered to the project site;

•	insuring all tools and equipment used in the installation process;

•	assuming costs within the deductible(s) if a property loss is caused by the Tenant’s or any Tenant Contractor’s failure to take reasonable steps to prevent the loss;

•	protecting the site to prevent both natural and man-caused (i.e., arson, theft, vandalism) losses.

Property Insurance Loss Adjustment

Any insured loss shall be adjusted with the Landlord and made payable to the Landlord, subject to any applicable mortgagee clause.

APPENDIX 4.1 – LANDLORD’S SERVICES

I.	WATER.

Cold water at temperatures supplied by the City of San Francisco water mains for lavatory, toilet and other approved purposes and hot water for lavatory purposes only from regular Building supply at prevailing temperatures; provided, however, if Tenant requires, uses or consumes water for any purpose (e.g., kitchen purposes, shower facilities, etc.) other than lavatory and toilet purposes, Landlord may, at Tenant’s sole cost and expense, install a meter or meters to measure the water so supplied, in which case Tenant shall, upon Landlord’s request, reimburse Landlord for the cost of the water (including heating and cooling thereof) consumed in such areas and the sewer use charges resulting therefrom. Landlord does not provide hot and cold potable water to the Premises.

II.	SECURITY.

Tenant shall have access to the Premises only through an entrance or entrances designated by Landlord from time to time on a 24 hours per day, 7 days per week basis. Tenant shall be solely responsible for all security within the Premises. As of the Lease Commencement Date, Landlord will provide commercially reasonable Building security, as deemed necessary by Landlord. As of the date of this Lease, there is a security attendant in the Grant Avenue lobby of the Building Monday through Friday from 4:00 p.m. until 8:00 a.m. the next day and on Saturday and Sunday twenty-four (24) hours a day.

If Landlord adopts a building pass system, Landlord shall furnish passes (with the cost of said passes to be paid for by Tenant) to persons for whom Tenant requests the same in writing, and Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building of any person except for Landlord or all persons for whom Landlord is responsible.

III.	HEATING VENTILATING, AIR CONDITIONING.

A. Landlord shall provide space heating and cooling to the Premises twenty-four (24) hours per day, seven days a week.

B. The air conditioning system is based upon an occupancy of not more than one person per 150 square feet of usable floor area, and upon a combined lighting and standard electrical load not to exceed 4.5 watts per square foot of useable area. In the event Tenant exceeds this condition or introduces onto the Premises equipment which overloads system, and/or in any other way causes the system not adequately to perform its proper functions, supplementary systems, may at Landlord’s option be provided by Landlord at Tenant’s expense.

IV.    ADDITIONAL SERVICES. Should Tenant request, and should Landlord agree, to provide any services other than those specified in this Lease or at times other than those specified herein, all costs therefor shall be paid by Tenant within five (5) days of the date of Landlord’s invoice therefor.

APPENDIX 5 – COMMENCEMENT DATE MEMORANDUM

LANDLORD:	G & G Partners, L.P., a California limited partnership.

TENANT:	MuleSoft, Inc., a Delaware corporation

LEASE DATE AND PREMISES:	Lease (the “Lease”) dated , 2012, by and between Landlord and Tenant regarding approximately 12,537 rentable square feet of floor area on the fourth (4th) floor of the Building known as The Grant & Geary Center, located at 77 Geary Street, San Francisco, California (the “Premises”).

Landlord and Tenant acknowledge that the Lease Commencement Date is        , 2012, the Rent Commencement Date is         , 2012, and the Expiration Date is         , 201    . Tenant further acknowledges that it has accepted the Premises on the Lease Commencement Date and that the Premises are in the condition specified in Section 1.3 of the Lease. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum effective as of the          day of         , 2012.

TENANT:	LANDLORD:

MULESOFT, INC.,	G & G PARTNERS, L.P.,
a Delaware corporation	a California limited partnership

	By:	Grant Geary, Inc.,
By:		a California corporation,
Name:		its general partner
Its:
(President, CEO or Vice-President)	By:
Robert Mashaal, President
By:
Name:
Its:
(Secretary, CFO or Treasurer)

APPENDIX 6 – FORM OF IRREVOCABLE LETTER OF CREDIT

G & G Partners, L.P.,

a California limited partnership

c/o Yale Properties USA, Inc.

6256 Greenwich Drive, Suite 550

San Diego, CA 92122

Ladies and Gentlemen:

We,                     (the “Issuing Bank”), hereby establish in your favor, for the account of MuleSoft, Inc., a Delaware corporation (the “Applicant”), our Irrevocable Letter of Credit and authorize you to draw on us at sight the aggregate amount of One Hundred Seventy-Nine Thousand Six Hundred Ninety-Seven Dollars ($179,697.00) (the “Stated Amount”).

Funds under this Letter of Credit shall be available from the Issuing Bank at our branch located at                     , California to G & G Partners, L.P., a California limited partnership (the “Beneficiary”), as follows:

Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Beneficiary when accompanied by this Letter of Credit and a written certification signed by an authorized signatory of Beneficiary certifying that such sums are due and owing to Beneficiary by Applicant under the provisions of that certain Lease dated                     , 2012 (the “Lease”) by and between Beneficiary, as Landlord, and Applicant, as Tenant, together with a certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary. The sums drawn by Beneficiary under this Letter of Credit shall be payable upon demand without necessity of notice to the Applicant. Partial drawings shall be permitted.

The amount of each draft must be endorsed on the reverse hereof by the Paying Bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification.

Upon notice to the undersigned from you accompanied by the original of this letter of credit and amendments, if any, and a completed request for transfer in the form attached hereto as Exhibit A, this letter of credit is transferable in its entirety without fee upon submission to us of a certification by Beneficiary that it has transferred Beneficiary’s leasehold interest in the building commonly known as 77 Geary Street, San Francisco, California (the “Building”) to a successor of Beneficiary whose name is stated in the certification, whereupon the said successor of Beneficiary shall have a similar right of transfer in the event that it transfers its leasehold interest in the Building.

This Letter of Credit shall expire on .

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	G & G Partners. L.P., a California limited partnership

TENANT:	MuleSoft, Inc., a Delaware corporation

LEASE DATE AND PREMISES:	Lease (the “Lease”) dated March 13, 2012, by and between Landlord and Tenant regarding approximately 12,537 rentable square feet of floor area on the fourth (4th) floor of the Building known as The Grant & Geary Center, located at 77 Geary Street, San Francisco, California (the “Premises”).

Landlord and Tenant acknowledge that the Lease Commencement Date is June 1, 2012, the Rent Commencement Date is September 1, 2012, and the Expiration Date is August 31, 2016. Tenant further acknowledges that it has accepted the Premises on April 2, 2012 and that the Premises are in the condition specified in Section 1.3 of the Lease. Tenant acknowledges that Tenant’s possession of the Premises during the period April 2, 2012 until the Lease Commencement Date is subject to all of the terms, covenants and conditions of the Lease except payment of Monthly Base Rent. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

This Commencement Date Memorandum may be executed in counterparts which when taken together shall constitute one fully executed original. Facsimile signatures and PDF signatures via e-mail on this Commencement Date Memorandum shall be treated as originals.

[SIGNATURES APPEAR ON PAGE 2.]

[THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF’, the parties hereto have executed this Commencement Date Memorandum effective as of the 4th day of April 2012.

TENANT:		LANDLORD:

MULESOFT, INC.,		G & G PARTNERS, L.P.,
a Delaware corporation		a California limited partnership

		By:	Grant Geary. Inc., a California corporation. its general partner
By:	/s/ Greg Schott

Name:	Greg Schott

Its:	CEO	By:	/s/ Robert Mashaal
	(President, CEO or Vice-President)		Robert Mashaal, President

By:

Name:	Michael DiFilippo

Its:	CFO
(Secretary, CFO or Treasurer)

FIRST AMENDMENT TO THE GRANT & GEARY CENTER LEASE

THIS FIRST AMENDMENT TO THE GRANT & GEARY CENTER LEASE (this “First Amendment”), dated March 5, 2013, for purposes of reference only, is made and entered into by and between G & G PARTNERS, L.P., a California limited partnership (“Landlord”), and MULESOFT, INC., a Delaware corporation (“Tenant”).

RECITALS

This First Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A. Landlord and Tenant entered into that certain Lease, dated March 13, 2012, with respect to certain Premises at 77 Geary Street, Suite 400, San Francisco, California, in the building commonly known as The Grant & Geary Center (the “Lease”), which Premises consist of approximately 12,537 rentable square feet on the entire fourth (4th) floor of the Building (the “Original Premises”), and are more fully described in the Lease.

B. Terms used herein that are defined in the Lease shall have the meanings therein defined.

C. Landlord and Tenant desire to amend the Lease to (i) add to the Original Premises approximately 2,609 rentable square feet of space described as Suite 200 on the second (2nd) floor of the Building in the location shown on Exhibit A-1 attached hereto (the “First Expansion Premises”), (ii) provide Tenant with options to add to the Premises additional expansion spaces on the second (2nd) floor of the Building, and (iii) grant Tenant the right of first offer with respect to each of Suites 201, 203, 205 and 207 on the second (2nd) floor of the Building, on the terms set forth below in this First Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Amendment of Premises Definition. The Premises definition, as specified under the Premises and Term heading of the Schedule of Incorporated Terms in the Lease, is corrected to change the incorrect reference in line four to read “Suite 400” instead of “Suite 200”.

2. First Expansion Premises. Effective on the full execution and delivery of this First Amendment by Landlord and Tenant (the “First Expansion Effective Date”), the Premises, as defined in the Lease, are increased by the addition of the First Expansion Premises and, except as otherwise specifically provided in this First Amendment, from and after the First Expansion Effective Date, the Original Premises and the First Expansion Premises, shall be deemed the “Premises” for all purposes under the Lease.

3. Annual Base Rent and Monthly Base Rent for the First Expansion Premises. The Annual Base Rent and Monthly Base Rent for the First Expansion Premises shall be paid in accordance with the following schedule at the same time and in the same manner as Annual Base Rent and Monthly Base Rent due under the Lease for the Original Premises:

Period	Annual Base Rent for First Expansion Premises	Monthly Base Rent for First Expansion Premises
April 1, 2013 - May 31, 2013	-0-	-0-
June 1, 2013 - August 31, 2013	$112,187.00	$9,348.92
September 1, 2013 - August 31, 2014	$114,796.00	$9,566.33
September 1, 2014 - August 31, 2015	$117,405.00	$9,783.75
September 1, 2015 - August 31, 2016	$120,014.00	$10,001.17

4. Amendment of Landlord’s Address for Payment of Rent. Notwithstanding anything to the contrary in the Lease, all installments of Rent shall be paid to Landlord’s address for payment of Rent, which is:

G & G Partners, L.P.

P. O. Box 51817

Los Angeles, CA 90051-6117

5. Amendment of Landlord’s Address for Notices. Notwithstanding anything to the contrary in the Lease, Landlord’s address for Notices is:

c/o Yale Properties USA, Inc.

5580 La Jolla Blvd., #615

La Jolla, CA 92037

with a simultaneous required copy to:

do Yale Properties USA, Inc.

77 Geary Street, Suite 202

San Francisco, CA 94108

6. Condition of First Expansion Premises. On the First Expansion Effective Date, Landlord agrees to deliver the First Expansion Premises to Tenant in their present condition with all fixtures and all Building systems located in the First Expansion Premises (including, without limitation, electrical panels, HVAC units and equipment and plumbing equipment) in good order and repair. Except as otherwise expressly provided herein, Tenant acknowledges that the First Expansion Premises are being delivered “as is” and that Tenant has performed preliminary investigations and reviews and has concluded on its own judgment that the First Expansion Premises are suitable for the purposes intended, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) from Landlord or any agent of Landlord. Landlord represents and warrants to Tenant that Landlord has not received any notice of violation with respect to failure of the Building or the First Expansion Premises to comply with Legal Requirements (as defined in Section 3.1.1 of the Lease). Landlord shall have no obligation to alter or otherwise improve the First Expansion Premises or the Premises.

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7. Amendment of Tenant’s Proportionate Share. Effective April 1, 2013, the figure for Tenant’s Proportionate Share, as specified under the Financial Terms heading of the Schedule of Incorporated Terms in the Lease, is hereby amended to read “16.79%” (15,146/90,205).

8. Options to Expand.

8.1 Options to Expand. Provided that (i) Landlord receives written notice of Tenant’s exercise of each option to expand granted under this Paragraph 8.1 by no later than October 31, 2014, time being of the essence (each an “Expansion Option”), and (ii) there is no Default by Tenant under the Lease and no event or condition exists which with the giving of notice and/or the expiration of any grace period would constitute a Default under the Lease, both at the time the applicable Expansion Option is exercised, and on the commencement date of the addition of the Applicable Expansion Suite specified below to the Premises, Tenant shall have the right, at its option, to expand the Premises in the numerical order specified below, and not otherwise, to include the following Suites (each, an “Applicable Expansion Suite”) on the second (2nd) floor of the Building, in the locations which are shown on Exhibit A-2 attached:

1. Suite 207-Totaling approximately 1,406 rsf, which is contiguous to the First Expansion Premises.

2. Suite 205-Totaling approximately 1,723 rsf, which is contiguous to Suite 207.

3. Suite 203-Totaling approximately 4,240 rsf, which is contiguous to Suite 205.

In order to exercise an Expansion Option, Tenant shall give Landlord written notice of Tenant’s exercise of an Expansion Option in the numerical order specified above, and not otherwise, which must be received by Landlord by no later than October 31, 2014, time being of the essence (an “Expansion Notice”). An Expansion Notice in which Tenant purports to exercise an Expansion Option other than in the numerical order specified above shall be void and of no force or effect. Any Expansion Notice given by Tenant to Landlord shall be irrevocable. If Tenant timely and validly delivers an Expansion Notice to Landlord, then Landlord shall promptly give the tenant of the Applicable Expansion Suite notice terminating the tenant’s lease for the Applicable Expansion Suite and requiring the tenant to vacate the Applicable Expansion Suite so that Landlord should be able to deliver possession of the Applicable Expansion Suite to Tenant on the sixtieth (60th) day after Landlord’s receipt of an Expansion Notice. If for any reason Landlord is not able to deliver possession of the Applicable Expansion Suite to Tenant on the sixtieth (60th) day following Landlord’s receipt of an Expansion Notice, Landlord shall not be subject to any liability therefor, nor such failure affect the validity of the Lease. Landlord shall, however, take commercially reasonable efforts to obtain possession of the Applicable Expansion Suite and deliver possession of the Applicable Expansion Suite to Tenant as promptly as reasonably possible. If for any reason Landlord is not able to deliver possession of the Applicable Expansion Suite to Tenant within ninety (90) days following Landlord’s receipt of an Expansion Notice, Tenant shall have the right to deliver notice to Landlord within ten (10) days after the expiration of such ninety (90) day period rescinding the Expansion Notice.

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8.2 Expansion Terms. In the event Tenant timely and validly exercises an Expansion Option, the Premises shall be expanded to include the Applicable Expansion Suite and all terms and conditions of the Lease as modified by this First Amendment shall be applicable to the Applicable Expansion Suite, subject to the following:

(i) Landlord shall deliver possession of the Applicable Expansion Suite to Tenant in its present condition with all fixtures and all Building systems located in the Applicable Expansion Suite (including, without limitation, electrical panels, HVAC units, if any, and equipment and plumbing equipment) in good order and repair on the sixtieth (60th) day following Landlord’s receipt of an Expansion Notice. Except as otherwise expressly provided herein, Tenant acknowledges that the Applicable Expansion Suite will be delivered “as is”;

(ii) Commencing as of the date Landlord delivers possession of the Applicable Expansion Suite to Tenant, Annual Base Rent and Monthly Base Rent shall be proportionately increased (it being agreed that Tenant shall pay the same amount of Annual Base Rent and Monthly Base Rent for the Applicable Expansion Suite, on a per square foot basis, as is payable from time to time for the First Expansion Premises, as set forth in Paragraph 3 of this Amendment) and Tenant’s Proportionate Share shall be appropriately adjusted;

(iii) Provided that an Applicable Expansion Suite is added to the Premises under the terms of this Paragraph 8, and Tenant has commenced paying Rent on the Applicable Expansion Suite by no later than January 1, 2015, Landlord shall make available to Tenant up to, but not in excess of Ten Dollars ($10.00) for each rentable square foot of the Applicable Expansion Suite (the “Improvement Allowance”) for Alterations which have been approved by Landlord in writing. If Landlord is not able to deliver possession of an Applicable Expansion Suite to Tenant within ninety (90) days after receipt of an Expansion Notice, and Tenant has not timely elected to rescind the Expansion Notice, as provided in Paragraph 8.1 of this First Amendment, then the January 1, 2015 deadline in this subparagraph 8.2(iii) shall be extended by the number of days which have elapsed between the Landlord’s receipt of the particular Expansion Notice and the actual date Landlord delivers possession of the Applicable Expansion Suite to Tenant. The Improvement Allowance may not be used by Tenant to purchase machines, equipment, furniture, or other movable personal property. From time to time, but not more frequently than once every thirty (30) days, Landlord shall pay to Tenant, within twenty (20) days following Tenant’s written request together with supporting documentation, the cost of approved Alterations which have been completed in the Applicable Expansion Suite, but not to exceed the amount of the Improvement Allowance, provided that Tenant shall have first furnished to Landlord evidence reasonably satisfactory to Landlord, including unconditional mechanics’ lien releases, that all of the Alterations covered by each payment request have been completed and paid for in full by Tenant. The amount paid by Landlord pursuant to this Paragraph 8.2 (iii) shall constitute a contribution in aid of refurbishing and construction and Tenant shall not be obligated to repay the same to Landlord. Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to make any payment of the Improvement Allowance for so long as any Default of Tenant under the Lease remains uncured. Any request for payment under this paragraph must be made by no later than May 31, 2015. Except as provided in this paragraph, all Alterations shall be made at Tenant’s expense;

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(iv) Each time an Applicable Expansion Suite is added to the Premises, Landlord and Tenant shall execute an amendment to the Lease which documents the addition of the Applicable Expansion Suite and specifies the increased Annual Base Rent and the Monthly Base Rent and the increased Tenant’s Proportionate Share figure as a result of the addition of the Applicable Expansion Suite; and

(v) Tenant shall have the right to make Alterations in the Applicable Expansion Suite, subject to Landlord’s prior review and written approval, and in accordance with the terms and conditions of the Lease applicable to Alterations.

9. Rights of First Offer.

9.1 Generally. Through and including December 31, 2014, provided that Tenant has not already exercised an Expansion Option for the same Applicable Expansion Suite enumerated in Paragraph 8 of this Amendment as an Offering Space below, Tenant shall have a one-time right of first offer (“Right of First Offer”) on each of the following Suites on the second floor of the Building (each, an “Offering Space”):

(a)	Suite 201 totaling approximately 1,530 rsf

(b)	Suite 203 totaling approximately 4,240 rsf

(c)	Suite 205 totaling approximately 1,723 rsf

(d)	Suite 207 totaling approximately 1,406 rsf

The subject Offering Space Suites are in the locations shown on the diagram attached hereto as Exhibit A-3.

After the date of this Lease, Landlord agrees that Landlord will not extend the term of an Offering Space or lease an Offering Space to a third party without first offering the Offering Space to Tenant on the terms and conditions set forth in this Paragraph 9. Within a reasonable time after Landlord has determined the terms and conditions upon which Landlord is willing to lease the Offering Space (but prior to leasing such Offering Space to a third party), Landlord shall advise Tenant (the “Advice”) of the terms, including Base Rent, term (which may be longer than the term of this Lease), etc. under which Landlord is prepared to lease the Offering Space to Tenant. No remeasurement of the Offering Space shall result in any increased or reduced rentable square feet for the Offering Space from that specified above in this Paragraph 9. Tenant may lease the Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within five (5) business days after Landlord’s delivery of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(i) Tenant is in Default hereunder beyond any applicable grace or cure period at the time Landlord would otherwise deliver the Advice; or

(ii) twenty-five percent (25%) or more of the Premises is sublet at the time Landlord would otherwise deliver the Advice; or

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(iii) Tenant’s interest in this Lease has been assigned as of the date Landlord would otherwise deliver the Advice; or

(iv) Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

9.2 Term. The term for an Offering Space shall commence upon the later of the’ commencement date stated in the Advice and the date Landlord delivers the Offering Space to Tenant in its present condition with all fixtures and all Building systems located in the Offering Space (including, without limitation, electrical panels, HVAC units and equipment and plumbing equipment) in good order and repair. Except as otherwise expressly provided herein, Tenant acknowledges that an Offering Space will be delivered “as is”, and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including the Base Rent rate and term) shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

9.3 Failure to Exercise; Expiration. The rights of Tenant hereunder with respect to an Offering Space shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the five (5) business day period provided above, and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in clauses (i) through (iv) above in Paragraph 9.1.

9.4 Offering Amendment. If Tenant timely exercises a Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable area of the Premises, Tenant’s Percentage Share and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after Landlord’s receipt of Tenant’s Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within five (5) business days’ thereafter, subject to any good faith language negotiation and as may otherwise be agreed to by Landlord and Tenant.

10. Option to Extend Term.

(a) Option and Option Term. Provided that by no later than December 31, 2014 Tenant is leasing from Landlord at least 17,526 rentable square feet in the Building, Landlord hereby grants to Tenant one (1) option (the “Option”) to extend the Term of the Lease for a period of one year (1) year (the “Option Term”), subject to the conditions described in this Paragraph 10. The Option must be exercised, if at all, by written notice (the “Option Notice”) delivered by Tenant to Landlord no earlier than twelve (12) months and no later than nine (9) months prior to August 31, 2016, and only if Tenant is not then in Default under the Lease. Provided Tenant has properly and timely exercised the Option, and provided there is no Default by Tenant under the Lease and no event or condition exists which with the giving of notice and/or the expiration of any grace period would constitute a Default under the Lease, both at the time the Option may be exercised, and on the commencement date of the Option Term, the Term, as it applies to the entire leased Premises then leased by Tenant, shall be extended by the Option Term, and all terms, covenants and conditions of

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the Lease shall remain unmodified and in full force and effect, except that (i) the Annual Base Rent for the Option Term shall be $47.00 per rentable square foot per year multiplied by the rentable square feet under lease to Tenant at the Commencement of the Option Term and the Monthly Base Rent for the Option Term shall be $3.9167 per rentable square foot per month multiplied by the rentable square feet under lease to Tenant at the Commencement of the Option Term; (ii) Tenant shall continue to occupy the Premises during the Option Term in their “as is” condition and Landlord shall have no obligation to alter or otherwise improve the Premises; (iii) Landlord shall have no obligation to pay a broker’s commission to any broker on account of the Option Term; and (iv) Tenant shall have no other right to extend the Term beyond the one (1) year Option Term. Once Tenant delivers the Option Notice to Landlord, Tenant’s exercise of the Option shall be irrevocable.

(b) Original Tenant’s Option. This Option shall be personal to the original Tenant (not any subtenant, assignee or transferee) and may not be transferred or assigned, voluntarily or involuntarily, by or to any other person or entity.

(c) Exercise of Option. The Option to extend must be exercised by Tenant, if at all, only at the time and in the manner provided in this Paragraph 10. If Tenant fails to deliver timely notice of Tenant’s exercise of the Option, Tenant shall be considered to have elected not to exercise the Option, and the Option shall be null and void.

(d) Amendment of Lease. If Tenant has timely and properly exercised the Option, then prior to the commencement of the Option Term Landlord and Tenant shall execute an amendment to the Lease which specifies the Annual Base Rent and the Monthly Base Rent due during the Option Term.

11. Brokers. Each party warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment. Each party warrants that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this First Amendment. If either party has dealt with any person or real estate broker with respect to this First Amendment, such party shall be solely responsible for the payment of any fee due said person or firm and that party shall hold the other free and harmless against any liability with respect thereto, including attorneys’ fees and costs.

12. Counterparts and Facsimile Signatures. This First Amendment may be executed in counterparts which when taken together shall constitute one fully executed original. Facsimile signatures and PDF signatures via e-mail on this First Amendment shall be treated and have the same effect as original signatures.

13. Ratification. Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Lease as modified by paragraphs 1 through 12 above. Except as explicitly amended hereby, all of the terms and provisions of the Lease remain in full force and effect.

[SIGNATURES APPEAR ON NEXT PAGE.]

[THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first above written.

LANDLORD:

G & G PARTNERS, L.P.,
a California limited partnership

By:	Grant Geary, Inc.,
a California corporation,
its General Partner

	By:	/s/ Robert Mashaal
Name: Robert Mashaal
Title: President

TENANT:

MULESOFT, INC.,
a Delaware corporation

By:	/s/ Gregory G. Schott

Printed Name:	Gregory G. Schott

Title:	CEO
(President, CEO or Vice-President)

By:	/s/ Bernard K. Huger

Printed Name:	Bernard K. Huger

Title:	CFO
(Secretary, CFO or Treasurer)

THE GRANT & GEARY CENTER
San Francisco, California

EXHIBIT A-2
APPLICABLE EXPANSION SUITES

This diagram is intended only to show the general layout of the property or a part thereof. Lessor reserves the right to alter, vary, add to or omit, in whole or in part, any structures, and/or improvements, and/or common areas, and/or land areas shown on this plan. All measurements and distances are approximate. This diagram is not to be scaled.

1-Suite 207
2-Suite 205
3-Suite 203

Suite 207
Suite 205
Suite 203
The Grant &Geary Center
GRANT AVENUE
GEARY STREET

MuleSoft, Inc.-Second Floor

THE GRANT & GEARY CENTER
San Francisco, California

EXHIBIT A-3

RIGHT OF FIRST OFFER - OFFERING SPACE SUITES

This diagram is intended only to show the general layout of the property or a part thereof. Lessor reserves the right to alter, vary, add to or omit, in whole or in part, any structures, and/or improvements, and/or common areas, and/or land areas shown on this plan. All measurements and distances are approximate. This diagram is not to be scaled.

Suite 201
Suite 203
Suite 205
Suite 207

Suite 207
Suite 205
Suite 203
Suite 201
The Grant & Geary Center
GRANT AVENUE
GEARY STREET

MuleSoft, Inc. - Second Floor

SECOND AMENDMENT TO THE GRANT & GEARY CENTER LEASE

THIS SECOND AMENDMENT TO THE GRANT & GEARY CENTER LEASE (this “Second Amendment”), dated January 14, 2014, for purposes of reference only, is made and entered into by and between G & G PARTNERS, L.P., a California limited partnership (“Landlord”), and MULESOFT, INC., a Delaware corporation (“Tenant”).

RECITALS

This Second Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A. Landlord and Tenant entered into that certain Lease, dated March 13, 2012, with respect to certain Premises at 77 Geary Street, Suite 400, San Francisco, California, in the building commonly known as The Grant & Geary Center (the “Lease”), which Premises consist of approximately 12,537 rentable square feet on the entire fourth (4th) floor of the Building (the “Original Premises”), and are more fully described in the Lease.

B. The Lease was subsequently amended by that certain First Amendment to the Grant & Geary Center Lease (“First Amendment”) between Landlord and Tenant, dated March 5, 2013, pursuant to which the following changes were made to the Lease (i) added to the Original Premises approximately 2,609 rentable square feet of space described as Suite 200 on the second (2nd) floor of the Building in the location shown on Exhibit A-1 attached to the First Amendment (the “First Expansion Premises”), (ii) provided Tenant with options to add to the Premises additional expansion spaces on the second (2nd) floor of the Building designated as Suites 207, 205 and 203, consisting of approximately 1,406 rsf, 1,723 rsf, and 4,240 rsf, respectively, and (iii) granted Tenant the right of first offer with respect to each of Suites 201, 203, 205 and 207 on the second (2nd) floor of the Building, on the terms set forth in the First Amendment. The Lease, as amended by the First Amendment, is hereafter referred to as the “Lease”.

C. Tenant and Landlord desire to add to the Premises Suites 207, 205 and 203 (collectively, the “Second Expansion Premises” and individually the “Applicable Expansion Suite”), which consist of a total of approximately 7,369 rentable square feet on the second (2nd) floor of the Building in the locations shown on Exhibit A-1 attached to this Second Amendment. Accordingly, when the Second Expansion Premises have been delivered to Tenant in the required condition and added to and become part of the Premises, the Premises leased by Landlord to Tenant and by Tenant from Landlord will consist of a total of approximately 22,515 rentable square feet.

D. Terms used herein that are defined in the Lease shall have the meanings therein defined.

E. Landlord and Tenant desire to amend the Lease to (i) reflect the terms and conditions applicable to the addition of the Second Expansion Premises to the Premises and (ii) otherwise amend the Lease as provided in this Second Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Recitals: Capitalized Terms. The recitals set forth above are integral parts of this Second Amendment and shall he deemed to be a part hereof. Unless otherwise expressly provided herein, capitalized terms which are used in this Second Amendment shall have the same meanings given to them in the Lease.

2. Delivery of Second Expansion Premises. Within five (5) business days after the full execution and delivery of this Second Amendment by Landlord and Tenant, Landlord shall serve the current tenant of each Applicable Expansion Suite (each, an “Existing Tenant”) a thirty (30) day notice terminating that tenant’s month-to-month tenancy for the Applicable Expansion Suite and requiring that tenant to vacate the Applicable Expansion Suite within thirty (30) days after service of the notice on that tenant. Effective on the later of (i) the sixtieth (60th) day after the full execution and delivery of this Second Amendment by Landlord and Tenant (the “Anticipated Second Expansion Effective Date”)and (ii) the date that Landlord delivers possession of the Second Expansion Premises in the required condition (the “Second Expansion Effective Date”), the Premises, as defined in the Lease, shall be increased by the addition of the Second Expansion Premises and, except as otherwise specifically provided in this Second Amendment, from and after the Second Expansion Effective Date, the Premises shall be deemed the “Premises” for all purposes under the Lease. When the Second Expansion Effective Date has been determined, the parties shall execute a Commencement Date Memorandum in the form of Exhibit B attached hereto, provided, however, that failure of Tenant to confirm the same in writing shall not affect any obligation of Tenant hereunder or Landlord’s determination of such matters pursuant to the terms of this Second Amendment. Notwithstanding the foregoing, if Tenant occupies any Applicable Expansion Suite for the conduct of business prior to the occurrence of the Second Expansion Effective Date for such Applicable Expansion Suite, then the Second Expansion Effective Date shall be deemed to have occurred with respect to such Applicable Expansion Suite only, despite any failure to deliver all of the remaining Applicable Expansion Suites. In the event that for any reason Landlord is not able to deliver to Tenant possession of an Applicable Expansion Suite on the Anticipated Second Expansion Effective Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Second Amendment or the Lease, however the Second Expansion Effective Date shall not occur until Landlord has delivered possession of Second Expansion Premises to Tenant in the required condition, subject to the immediately preceding sentence. Landlord shall, however, take commercially reasonable efforts to obtain possession of each Applicable Expansion Suite and deliver possession of the Applicable Expansion Suite to Tenant as promptly as reasonably possible, which commercially reasonable efforts shall include, without limitation, commencing and pursing unlawful detainer and eviction proceedings if an Existing Tenant fails to so vacate and surrender an Applicable Expansion Suite within the thirty (30) day period prescribed above. If for any reason Landlord is not able to deliver possession of the Second Expansion Premises in the required condition within one hundred fifty (150) days after the full execution and delivery of this Second Amendment by Landlord and Tenant, Tenant shall have the right to deliver notice to Landlord within ten (10) days after the expiration of such one hundred fifty (150) day period terminating this Second Amendment (“Tenant’s Termination Notice”) effective on the 10th day after Landlord’s receipt of such Tenant’s Termination Notice; provided, however, if, prior to the 10th day after Landlord’s receipt of Tenant’s Termination Notice, Landlord delivers possession of the Second Expansion Premises in the required condition, then Tenant’s Termination Notice shall be void and of no further force or effect.

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3. Early Access. Landlord shall provide Tenant with non-exclusive early access to each Applicable Expansion Suite from the date that the Existing Tenant has vacated the same until the Second Expansion Effective Date as to such Applicable Expansion Suite for the purpose of planning and otherwise preparing the Applicable Expansion Suite for Tenant’s occupancy. Such early access shall be on all of the applicable terms and conditions of the Lease other than the obligation to pay Rent.

4. Annual Base Rent and Monthly Base Rent for the Premises Commencing on the Second Expansion Effective Date. Commencing on the Second Expansion Effective Date, the Annual Base Rent and Monthly Base Rent for the Premises shall be paid in accordance with the following schedule and otherwise in accordance with the provisions of Sections 2.1, 2.2 and 2.2.1 of the Lease:

Period	Annual Base Rent for the Premises	Monthly Base Rent for the Premises	Annual Rate Per Square Foot
Second Expansion Effective Date** – August 31, 2014	$990,660.00	$82,555.00	$44.00
September 1, 2014 – August 31, 2015	$1,013,175.00	$84,431.25	$45.00
September 1, 2015– August 31, 2016	$1,035,690.00	$86,307.50	$46.00

**	Monthly Base Rent for any partial month shall be prorated based on the number of days in the partial month.

5. Condition of Second Expansion Premises. On the Second Expansion Effective Date, Landlord agrees to deliver the Second Expansion Premises to Tenant in vacant, professionally cleaned condition (such cleaning to be done by the Building’s janitor), with all fixtures and all Building systems located in the Second Expansion Premises (including, without limitation, electrical panels, HVAC units, if any, and equipment and plumbing equipment (if any) in good order and repair and otherwise in the condition and configuration existing on the date of this Second Amendment, Except as otherwise expressly provided herein, Tenant acknowledges that the Second Expansion Premises are being delivered “as is” and that Tenant has performed preliminary investigations and reviews and has concluded on its own judgment that the Second Expansion Premises are suitable for the purposes intended, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) from Landlord or any agent of Landlord. Landlord represents and warrants to Tenant that Landlord has not received any notice of violation with respect to failure of the Building or the Second Expansion Premises to comply with Legal Requirements (as defined in Section 3.1.1 of the Lease). Landlord shall have no obligation to alter or otherwise improve the Second Expansion

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Premises or the Premises. Notwithstanding the foregoing, neither Tenant’s acceptance of an Applicable Expansion Suite nor Tenant’s execution of a Commencement Date Memorandum with respect thereto, shall be deemed a waiver of Tenant’s right to have defects in the foregoing delivery condition of the Applicable Expansion Suite repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable at Landlord’s cost and expense and not as an Operating Expense.

6. Amendment of Tenant’s Proportionate Share. Effective on the Second Expansion Effective Date as to the entire Second Expansion Premises, the figure for Tenant’s Proportionate Share, as specified under the Financial Terms heading of the Schedule of Incorporated Terms in the Lease, is hereby amended to read “24.96%” (22,515/90,205). In the event the Second Expansion Effective Date has not occurred as to an Applicable Expansion Suite, Tenant’s Proportionate Share shall be appropriately reduced to include only the Applicable Expansion Suite(s) as to which the Second Expansion Effective Date has occurred, and shall thereafter be increased from time to time until the Second Expansion Effective Date has occurred as to each Applicable Expansion Suite, Landlord and Tenant shall confirm Tenant’s Proportionate Share on each Commencement Date Memorandum which is executed by the parties.

7. Amendment of Paragraph 9 of the First Amendment. Paragraph 9 of the First Amendment is hereby deleted in its entirety and replaced with the following:

“9. Right of First Offer.

9.1 Generally. Through and including December 31, 2014, Tenant shall have a one-time right of first offer Might of First Offer”) on Suite 201 totaling approximately 1,530 rsf on the second floor of the Building (the “Offering Space”), as shown on the diagram attached hereto as Exhibit A-3.

Landlord agrees that Landlord will not extend the term of the Offering Space or lease the Offering Space to a third party without first offering the Offering Space to Tenant on the terms and conditions set forth in this Paragraph 9. Within a reasonable time after Landlord has determined the terms and conditions upon which Landlord is willing to lease the Offering Space (but prior to leasing such Offering Space to a third party), Landlord shall advise Tenant (the “Advice”) of the terms, including Base Rent, term (which may be longer than the term of this Lease), etc. under which Landlord is prepared to lease the Offering Space to Tenant. No remeasurement of the Offering Space shall result in any increased or reduced rentable square feet for the Offering Space from that specified above in this Paragraph 9. Tenant may lease the Offering Space In its entirety only, under such terms, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within five (5) business days after Landlord’s delivery of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(i) Tenant is in Default hereunder beyond any applicable grace or cure period at the time Landlord would otherwise deliver the Advice; or

(ii) Twenty-five percent (25%) or more of the Premises is sublet at the time Landlord would otherwise deliver the Advice; or

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(iii) Tenant’s interest in this Lease has been assigned as of the date Landlord would otherwise deliver the Advice; or

(iv) Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

9.2 Term. The term for the Offering Space shall commence upon the later of the commencement date stated in the Advice and the date Landlord delivers the Offering Space to Tenant in its then present, “as is”, condition with all fixtures and all Building systems located in the Offering Space (including, without limitation, electrical panels, HVAC units, if any, and equipment and plumbing equipment (if any)) in good order and repair, and thereupon the Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including the Base Rent rate and term) shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

9.3 Failure to Exercise: Expiration. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the five (5) business day period provided above, and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in clauses (i) through (iv) above in Paragraph 9.1.

9.4 Offering Amendment. If Tenant timely exercises the Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable area of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after Landlord’s receipt of Tenant’s Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within five (5) business days’ thereafter, subject to any good faith language negotiation and as may otherwise be agreed to by Landlord and Tenant.”

8. Deletion of Lease Paragraph and Exhibit of the First Amendment. Paragraph 8 (Option to Expand) of the First Amendment and Exhibit A-2 to the First Amendment are hereby deleted and shall be of no further force or effect.

9. Alterations to the Applicable Expansion Suites. Tenant shall have the right to make Alterations in the Applicable Expansion Suites, subject to Landlord’s prior review and written approval, and in accordance with the terms and conditions of the Lease applicable to Alterations. Notwithstanding anything to the contrary in the Lease, Landlord shall not require Tenant to remove or restore (i) any alterations and improvements to the Original Premises in existence as of the date of this Lease or (ii) any alterations to the Original Premises or the Second Expansion Premises required to cause the portion of the Premises on the second (2nd) floor to be one contiguous suite or to otherwise cause the Second Expansion Premises to be consistent with the overall appearance, function and quality of the Original Premises,

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10. Improvement Allowance for the Applicable Expansion Suites. Provided that the Applicable Expansion Suite is added to the Premises under the terms of this Second Amendment, Landlord shall make available to Tenant up to, but not in excess of Ten Dollars ($10.00) for each rentable square foot of the Applicable Expansion Suite (the “Improvement Allowance”) for Alterations which have first been approved by Landlord in writing. The Improvement Allowance may not be used by Tenant to purchase machines, equipment, furniture, or other movable personal property. From time to time, but not more frequently than once every thirty (30) days, Landlord shall pay to Tenant, within twenty (20) days following Tenant’s written request together with supporting documentation, the cost of approved Alterations which have been completed in the Applicable Expansion Suite, but not to exceed the amount of the Improvement Allowance for the Applicable Suite, provided that Tenant shall have first furnished to Landlord evidence reasonably satisfactory to Landlord, including unconditional mechanics’ lien releases, that all of the Alterations covered by each payment request have been completed and paid for in full by Tenant. The amount paid by Landlord pursuant to this Paragraph 10 shall constitute a contribution in aid of refurbishing and construction and Tenant shall not be obligated to repay the same to Landlord. Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to make any payment of the Improvement Allowance for so long as any Default of Tenant under the Lease remains uncured. Any request for payment under this paragraph must be made by no later than six (6) months after the Second Expansion Effective Date has occurred as to all of the Second Expansion Premises. Except as provided in this paragraph, all Alterations shall be made at Tenant’s expense. Notwithstanding the foregoing, Landlord shall reimburse Tenant for (and the Improvement Allowance shall not be used for) the following: (a) costs incurred due to the presence of Hazardous Materials in the Second Expansion Premises or the Common Areas; and (b) costs to correct any defect in the delivery condition of the Second Expansion Premises. If Landlord fails to fund any portion of the Improvement Allowance within thirty (30) days after the same is required to be paid in accordance with this Paragraph, then Tenant shall have the right to offset such delinquent amount against the payment of Monthly Base Rent.

11. Brokers. Each party warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment. Each party warrants that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Second Amendment. If either party has dealt with any person or real estate broker with respect to this Second Amendment, such party shall be solely responsible for the payment of any fee due said person or firm and that party shall hold the other free and harmless against any liability with respect thereto, including attorneys’ fees and costs.

12. Counterparts and Facsimile Signatures. This Second Amendment may be executed in counterparts which when taken together shall constitute one fully executed original. Facsimile signatures and PDF signatures via e-mail on this Second Amendment shall be treated and have the same effect as original signatures.

13. Ratification. Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Lease as modified by paragraphs 1 through 12 above. Except as explicitly amended hereby, all of the terms and provisions of the Lease remain in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date first above written.

LANDLORD:

G& G PARTNERS, L.P.,
a California limited partnership

By:	Grant Geary, Inc.,
a California corporation,
its General Partner

	By:	/s/ Robert Mashaal
Name: Robert Mashaal
Title: President

TENANT:

MULESOFT, INC.,
a Delaware corporation

By:	/s/ Greg Schott

Printed Name: Greg Schott

Title:	CEO
(President, CEO or Vice-President)

By:	/s/ Bernard K Huger

Printed Name: Bernard K Huger

Title:	CFO
(Secretary, CFO or Treasurer)

EXHIBIT A-1

ATTACH HERE FLOOR DIAGRAM OF SECOND EXPANSION PREMISES

THE GRANT & GEARY CENTER
San Francisco, California
EXHIBIT A-1
SECOND EXPANSION PREMISES

This diagram is intended only to show the general layout of the property or a part thereof. Lessor reserves the right to alter, vary, add to or omit, in whole or in part, any structures, and/or improvements, and/or common areas, and/or land areas shown on this plan. All measurements and distances are approximate. This diagram is not to be scaled.

1-Suite 207
2-Suite 205
3-Suite 203

The Grant & Geary Center
Suite 207
Suite 205
Suite 203
GRANT AVENUE
GEARY STREET

MuleSoft, Inc.-Second Floor

EXHIBIT A-3

ATTACH HERE FLOOR DIAGRAM OF OFFERING SPACE

THE GRANT & GEARY CENTER
San Francisco, California

EXHIBIT A-3

RIGHT OF FIRST OFFER - OFFERING SPACE

This diagram is intended only to show the general layout of the property or a part thereof. Lessor reserves the right to alter, vary, add to or omit, in whole or in part, any structures, and/or improvements, and/or common areas, and/or land areas shown on this plan. All measurements and distances are approximate. This diagram is not to be scaled.

Suite 201

The Grant & Geary Center
GRANT AVENUE
Suite 201
GEARY STREET

MuleSoft, Inc. - Second Floor

EXHIBIT B

COMMENCEMENT DATE MEMORANDUM FOR

SECOND EXPANSION PREMISES

LANDLORD:	G & G Partners, L.P.,

a California limited partnership.

TENANT:	MuleSoft, Inc., a Delaware corporation

LEASE DATE AND PREMISES:	Lease dated March 13, 2012, as amended by the First Amendment to Lease dated March 5, 2013 and the Second Amendment to Lease dated January, 2014, by and between Landlord and Tenant, regarding approximately 22,215 rentable square feet of floor area on the second (2”) and fourth (4th) floors of the Building known as The Grant & Geary Center, located at 77 Geary Street, San Francisco, California (the “premises”).

Landlord and Tenant acknowledge that the Second Expansion Effective Date is                 , 2014, and confirm that Tenant’s Proportionate Share is                 . Tenant further acknowledges that Tenant has accepted the Second Expansion Premises on the Second Expansion Effective Date and that the Second Expansion Premises are in the condition specified in Paragraph 4 of the Second Amendment to Lease. Tenant’s acceptance of the Premises shall not be deemed to be a waiver of any requirement of Landlord to repair defects in the delivery condition of the Premises as set forth in the Second Amendment to Lease. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meanings ascribed to them in the Lease, as amended by the Second Amendment to Lease.

[SIGNATURES APPEAR ON PAGE 2 OF THIS MEMORANDUM.]

[THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum effective as of the              day of                  2014.

TENANT:	LANDLORD

MULESOFT, INC.	G & G PARTNERS, L.P.
a Delaware corporation	a California limited partnership

By:	By:	Grant Geary, Inc. a California corporation, its general partner
Name:

Its:		By:
(President, CEO or Vice-President)			Robert Mashaal, President

By:

Name:

Its:
(Secretary, CFO or Treasurer)

COMMENCEMENT DATE MEMORANDUM-SECOND EXPANSION PREMISES

LANDLORD:	G & G Partners, L.P., a California limited partnership.

TENANT:	MuleSoft, Inc., a Delaware corporation

LEASE DATE AND PREMISES:	Lease dated March 31, 2012, by and between Landlord and Tenant regarding approximately 12,537 rentable square feet of floor area on the entire fourth (4th) floor of the Building known as The Grant & Geary Center, located at 77 Geary Street, San Francisco, California (the “Premises”); as amended by that certain First Amendment to the Grant & Geary Center Lease between Landlord and Tenant, dated March 5, 2013, with regard to the First Expansion Premises, consisting of approximately 2,609 rentable square feet of floor area on the second (2nd) floor of the Building (the “First Amendment”), and as further amended by that certain Second Amendment to the Grant & Geary Center Lease, dated January 14, 2014, with regard to the Second Expansion Premises, consisting of a total of approximately 7,369 rentable square feet of floor area on the second floor of the Building (the “Second Expansion Premises”) (the “Second Amendment”). The Lease, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as the “Lease”.

Landlord and Tenant acknowledge that the Second Expansion Effective Date is March 15, 2014. Tenant further acknowledges that it has accepted the Second Expansion Premises on the Second Expansion Effective Date in the condition specified in Section 5 of the Second Amendment. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

In accordance with Section 6 of the Second Amendment, Tenant acknowledges that effective on the Second Expansion Effective Date, as to the entire Second Expansion Premises, the figure for Tenant’s Proportionate Share shall be 24.96%.

Facsimile signatures and PDF signatures via e-mail on this Commencement Date Memorandum shall be treated as originals.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

TENANT:		LANDLORD:

MULESOFT, INC.,		G & G PARTNERS, L.P.,
a Delaware corporation		a California limited partnership

		By:	Grant Geary. Inc.,
By:	/s/ Greg Schott		a California corporation.
its general partner

Name:	Greg Schott

Its:
	(President, CEO or Vice-President)	By:	/s/ Robert Mashaal
Robert Mashaal, President

By:

Name:

Its:
(Secretary, CFO or Treasurer)

THIRD AMENDMENT TO THE GRANT & GEARY CENTER LEASE

THIS THIRD AMENDMENT TO THE GRANT & GEARY CENTER LEASE (this “Third Amendment”), dated May 9, 2014, for purposes of reference only, is made and entered into by and between G & G PARTNERS, L.P., a California limited partnership (“Landlord”), and MULESOFT, INC., a Delaware corporation (“Tenant”).

RECITALS

This Third Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A. Landlord and Tenant entered into that certain Lease, dated March 13, 2012, with respect to certain Premises at 77 Geary Street, Suite 400, San Francisco, California, in the building commonly known as The Grant & Geary Center (the “Lease”), which Premises consist of approximately 12,537 rentable square feet on the entire fourth (4th) floor of the Building (the “Original Premises”), and are more fully described in the Lease.

B. The Lease was subsequently amended by that certain First Amendment to the Grant & Geary Center Lease (“First Amendment”) between Landlord and Tenant, dated March 5, 2013, pursuant to which the following changes were made to the Lease (i) added to the Original Premises approximately 2,609 rentable square feet of space described as Suite 200 on the second (2nd) floor of the Building in the location shown on Exhibit A-1 attached to the First Amendment (the “First Expansion Premises”), (ii) provided Tenant with options to add to the Premises additional expansion spaces on the second (2nd) floor of the Building designated as Suites 207, 205 and 203, consisting of approximately 1,406 rsf, 1,723 rsf, and 4,240 rsf, respectively, and (iii) granted Tenant the right of first offer with respect to each of Suites 201, 203, 205 and 207 on the second (2nd floor of the Building, on the terms set forth in the First Amendment.

C. The Lease was subsequently amended by that certain Second Amendment to the Grant & Geary Center Lease (“Second Amendment”) between Landlord and Tenant, dated January 14, 2014, pursuant to which the following changes were made to the Lease because Tenant exercised the Expansion Option in the First Amendment (1) added to the Premises Suites 207, 205 and 203 (collectively, the “Second Expansion Premises”) which consist of approximately 7,369 rentable square feet of space on the second (2nd floor of the Building in the locations shown on Exhibit A-1 attached to the Second Amendment, (ii) amended the terms of the Right of First Offer to apply only to Suite 201, and (iii) amended the Lease to reflect changes required by the addition of the Second Expansion Premises to the Premises. The Lease, as amended by the First Amendment and the Second Amendment, is hereafter referred to as the “Lease”.

D. Tenant and Landlord desire to add to the Premises Suite 202 on the second (2nd) floor of the Building, consisting of approximately 276 rentable square feet, and Suite 300 on the third (3rd) floor of the Building, consisting of approximately 3,548 rentable square feet, for a total of approximately 3,824 rentable square feet, in the locations shown on Exhibit A-1 and Exhibit A-2, respectively, attached to this Third Amendment (collectively, the “Third Expansion Premises”). Accordingly, when the Third Expansion Premises have been delivered to Tenant in the required condition and added to and become part of the Premises, the Premises leased by Landlord to Tenant and by Tenant from Landlord will consist of a total of approximately 26,339 rentable square feet.

E. Terms used herein that are defined in the Lease shall have the meanings therein defined.

F. Landlord and Tenant desire to amend the Lease to (i) reflect the terms and conditions applicable to the addition of the Third Expansion Premises to the Premises, (ii) provide for the addition of -Must-Take” Fourth Expansion Premises on January 1, 2015 and “Must- Take” Fifth Expansion Premises on April 1, 2016, and (iii) otherwise amend the Lease as provided in this Third Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Recitals; Capitalized Terms. The recitals set forth above are integral parts of this Third Amendment and shall be deemed to be a part hereof. Unless otherwise expressly provided herein, capitalized terms which are used in this Third Amendment shall have the same meanings given to them in the Lease.

2. Delivery of Third Expansion Premises. Within seven (7) business days after the full execution and delivery of this Third Amendment by Landlord and Tenant, Landlord shall deliver possession of the Third Expansion Premises in the required condition (the -Third Expansion Effective Date”), the Premises, as defined in the Lease, shall be increased by the addition of the Third Expansion Premises and, except as otherwise specifically provided in this Third Amendment, from and after the Third Expansion Effective Date, the Premises shall be deemed the “Premises” for all purposes under the Lease. In the event that for any reason Landlord is not able to deliver to Tenant possession of the Third Expansion Premises within seven (7) business days after full execution and delivery of this Third Amendment by Landlord and Tenant, Landlord shall not be subject to any liability therefor nor shall such failure affect the validity of this Third Amendment or the Lease, however the Third Expansion Effective Date shall not occur until Landlord has delivered possession of the Third Expansion Premises to Tenant in the required condition. If for any reason Landlord is not able to deliver possession of the Third Expansion Premises in the required condition within ninety (90) days after the full execution and delivery of this Third Amendment by Landlord and Tenant, Tenant shall have the right to deliver notice to Landlord within ten (10) days after the expiration of such ninety (90) day period terminating this Third Amendment as to the Third Expansion Premises, the Fourth Expansion Premises and the Fifth Expansion Premises described in this Third Amendment (“Tenant’s Termination Notice”), provided, however, if within thirty (30) days after Landlord’s receipt of Tenant’s Termination Notice Landlord delivers possession of the Third Expansion Premises in the required condition, then Tenant’s Termination Notice shall he void and of no further force or effect.

3. Annual Base Rent and Monthly Base Rent for the Premises Commencing Sixty (60) Days after the Third Expansion Effective Date. Commencing sixty (60) (lays after the Third Expansion Effective Date, the Annual Base Rent and Monthly Base Rent for the Premises shall be paid in accordance with the following schedule and otherwise in accordance with the provisions of Sections 2,1, 2.2 and 2.2.1 of the Lease:

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Period	Annual Base Rent for the Premises		Monthly Base Rent for the Premises		Annual Rate Per Square Foot		Rentable Square Feet
Commencing sixty (60) days after the Third Expansion Effective Date** – August 31, 2014	$1,002,804.00		$83,567.00		$44.00		22,791 rsf
	$134,824.00	[1]	$11,235.33	[1]	$38.00	[1]	3,548 rsf

	$1,137,628.00		$94,802.33				26,339 rsf
September 1, 2014	$1,025,595.00		$85,466.25		$45.00		22,791 rsf
– December 31, 2014	$134,824.00	[1]	$11,235.33	[1]	$38.00	[1]	3,548 rsf

	$1,160,419.00		$96,701.58				26,339 rsf

**	Until the sixtieth (60th) day after the Third Expansion Effective Date, the Monthly Base Rent for the Premises under the Second Amendment for the period immediately preceding the Third Expansion Effective Date shall remain in effect. Monthly Base Rent for any partial month shall be prorated based on the number of days in the partial month.
[1]	This is the rate for Suite 300 only.

4. Condition of Third Expansion Premises. On the Third Expansion Effective Date, Landlord agrees to deliver the Third Expansion Premises to Tenant in vacant, professionally cleaned by the Building janitor condition with all fixtures and all Building systems located in the Third Expansion Premises (including, without limitation, electrical panels, HVAC units, if any, equipment, and plumbing (if any)) in good order and repair and otherwise in the condition and configuration existing on the date of this Third Amendment. Except as otherwise expressly provided herein, Tenant acknowledges that the Third Expansion Premises are being delivered “as is” and that Tenant has performed preliminary investigations and reviews and has concluded on its own judgment that the Third Expansion Premises are suitable for the purposes intended, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) from Landlord or any agent of Landlord. Landlord represents and warrants to Tenant that Landlord has not received any notice of violation with respect to failure of the Building or the Third Expansion Premises to comply with Legal Requirements (as defined in Section 311 of the Lease). Landlord shall have no obligation to alter or otherwise improve the Third Expansion Premises or the Premises. Notwithstanding the foregoing, Tenant’s acceptance of the Third Expansion Premises shall not be deemed a waiver of Tenant’s right to have defects in the foregoing delivery condition of the Third Expansion Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable at Landlord’s cost and expense and not as an Operating Expense. In no event shall Tenant be entitled to any improvement allowance with respect to the Third Expansion Premises, the Fourth Expansion Premises or the Fifth Expansion Premises. The terms and conditions in this Paragraph 4 shall similarly apply to Landlord’s delivery to Tenant of the Fourth Expansion Premises and the Fifth Expansion Premises described in this Third Amendment.

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5. Amendment of Tenant’s Proportionate Share on the Third Expansion Effective Date. Effective on the Third Expansion Effective Date, the figure for Tenant’s Proportionate Share, as specified under the Financial Terms heading of the Schedule of Incorporated Terms in the Lease, is hereby amended to read “29.20%” (26,339/90,205),

6. Delivery of Fourth Expansion Premises. On January 1, 2015 (the “Fourth Expansion Effective Date”), Landlord shall deliver to Tenant possession of the following spaces in the Building (a) approximately 3,457 rentable square of space on the Mezzanine level of the Building which is currently under lease to Britex Fabrics, (b) approximately 2,962 rentable square feet of space also on the Mezzanine level of the Building which is currently under lease to Patricia Sweetow Gallery, and (c) approximately 2,381 rentable square feet of space designated as Suite 301 on the third (3rd) floor of the Building (collectively, the “Fourth Expansion Premises”). The Fourth Expansion Premises consist of a total of approximately 8,800 rentable square feet in the locations shown on Exhibit A-3 and Exhibit A-4 attached to this Third Amendment. The Fourth Expansion Premises shall be delivered to Tenant in the required condition and the Premises, as defined in the Lease, shall be increased by the addition of the Fourth Expansion Premises, and, except as otherwise specifically provided in this Third Amendment, from and after the Fourth Expansion Effective Date, the Premises shall be deemed the “Premises” for all purposes under the Lease. In the event that for any reason Landlord is not able to deliver to Tenant possession of the Fourth Expansion Premises on the Fourth Expansion Effective Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Third Amendment or the Lease, however the Fourth Expansion Effective Date shall not occur until Landlord has delivered possession of the Fourth Expansion Premises to Tenant in the required condition. If for any reason Landlord is not able to deliver possession of the Fourth Expansion Premises in the required condition within ninety (90) days after the Fourth Expansion Effective Date, Tenant shall have the right to deliver notice to Landlord within ten (10) days after the expiration of such ninety (90) day period terminating this Third Amendment as to the Fourth Expansion Premises and the Fifth Expansion Premises described in this Third Amendment (“Tenant’s Termination Notice”), provided, however, if within thirty (30) days after Landlord’s receipt of Tenant’s Termination Notice Landlord delivers possession of the Fourth Expansion Premises in the required condition, then Tenant’s Termination Notice shall he void and of no further force or effect. When the Fourth Expansion Premises have been delivered to Tenant in the required condition and added to and become part of the Premises, the Premises leased by Landlord to Tenant and by Tenant from Landlord will consist of a total of approximately 35,139 rentable square feet.

7. Annual Base Rent and Monthly Base Rent for the Premises Commencing Sixty (60) Days after the Fourth Expansion Effective Date. Commencing sixty (60) clays after the Fourth Expansion Effective Date, the Annual Base Rent and Monthly Base Rent for the Premises shall be paid in accordance with the following schedule and otherwise in accordance with the provisions of Sections 2.1, 2.2 and 2.2,1 of the Lease:

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Period	Annual Base Rent for the Premises		Monthly Base Rent for the Premises		Annual Rate Per Square Foot		Rentable Square Feet
Commencing sixty (60) days after the Fourth Expansion Effective Date (January 1, 2015)** – August 31, 2015	$1,025,595.00		$85,466.00		$45.00		22,791
	$225,302.00	[1]	$18,775.17		$38.00	[1]	5,929
	$192,570.00	[2]	$16,047.50	[1]	$30.00		6,419

	$1,443,467.00		$120,288.92				35,139
September 1, 2015 –	$1,048,386.00		$87,365.50		$46.00		22,791
December 31, 2016	$225,302.00	[1]	$18,775.17	[1]	$38.00	[1]	5,929
	$192,570.00	[2]	$16,047.50	[2]	$30.00	[2]	6,419

	$1,466,258.00		$122,188.17				35,139

***	Until the sixtieth (60th) day after the Fourth Expansion Effective Date, the Monthly Base Rent for the Premises under this Third Amendment for the period immediately preceding the Fourth Expansion Effective Date shall remain in effect. Monthly Base Rent for any partial month shall be prorated based on the number of days in the partial month.
[1]	These are the rates for Suites 300 and 301 only.
[2]	These are the rates for the Mezzanine Premises only.

8. Amendment of Tenant’s Proportionate Share on the Fourth Expansion Effective Date. Effective on the Fourth Expansion Effective Date, the figure for Tenant’s Proportionate Share, as specified under the Financial Terms heading of the Schedule of Incorporated Terms in the Lease, is hereby amended to read “38.95%” (35,139/90,205).

9. Delivery of Fifth Expansion Premises. On April 1, 2016 (the “Fifth Expansion Effective Date”), Landlord shall deliver to Tenant possession of (a) approximately 1,530 rentable square feet of space designated as Suite 201 on the second (2nd) floor of the Building which is currently under lease to James Adler, and (b) approximately 232 rentable square feet of space designated as Suite 209, which is also on the second (2nd) floor of the Building, which is currently occupied by the Building management office (collectively, the “Fifth Expansion Premises”). The Fifth Expansion Premises shall be delivered to Tenant in the required condition and the Premises, as defined in the Lease, shall be increased by the addition of the Fifth Expansion Premises, and, except as otherwise specifically provided in this Third Amendment, from and after the Fifth Expansion Effective Date, the Premises shall be deemed the “Premises” for all purposes under the Lease. In the event that for any reason Landlord is not able to deliver to Tenant possession of the Fifth Expansion Premises on the Fifth Expansion Effective Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Third Amendment or the Lease, however the Fifth Expansion Effective Date shall not occur until Landlord has delivered possession of the Fifth

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Expansion Premises to Tenant in the required condition. If for any reason Landlord is not able to deliver possession of the Fifth Expansion Premises in the required condition within ninety (90) days after the Fifth Expansion Effective Date, Tenant shall have the right to deliver notice to Landlord within ten (10) days after the expiration of such ninety (90) day period terminating this Third Amendment as to the Fifth Expansion Premises (“Tenant’s Termination Notice”), provided, however, if within thirty (30) days after Landlord’s receipt of Tenant’s Termination Notice Landlord delivers possession of the Fifth Expansion Premises in the required condition, then Tenant’s Termination Notice shall be void and of no further force or effect. When the Fifth Expansion Premises have been delivered to Tenant in the required condition and added to and become part of the Premises, the Premises leased by Landlord to Tenant and by Tenant from Landlord will consist of a total of approximately 36,901 rentable square feet.

10. Annual Base Rent and Monthly Base Rent for the Premises Commencing Sixty (60) Days after the Fifth Expansion Effective Date. Commencing sixty (60) days after the Fifth Expansion Effective Date, the Annual Base Rent and Monthly Base Rent for the Premises shall be paid in accordance with the following schedule and otherwise in accordance with the provisions of Sections 2.1, 2.2 and 2.2.1 of the Lease:

Period	Annual Base Rent for the Premises		Monthly Base Rent for the Premises		Annual Rate Per Square Foot		Rentable Square Feet
Commencing sixty	$1,129,438.00		$94,119.83		$46.00		24,553
(60) days after the
Fifth Expansion	$225,302.00	[1]	$18,775.17		$38.00	[1]	5,929
Effective Date
(April 1, 2016)**	$192,570.00	[2]	$16,047.50	[1]	$30.00		6,419

– August 31, 2016	$1,547,310.00		$128,942.50				36,901
September 1, 2016 –	$1,153,991.00		$96,165.92		$47.00		24,553
August 31, 2016
	$225,302.00	[1]	$18,775.17	[1]	$38.00	[1]	5,929
	$192,570.00	[2]	$16,047.50	[2]	$30.00	[2]	6,419

	$1,571,863.00		$130,988.58				36,901
September 1, 2017 –	$1,178,544.00		$98,212.00		$48.00		24,553
August 31, 2018
	$225,302.00	[1]	$18,775.17	[1]	$38.00	[1]	5,929
	$192,570.00	[2]	$16,047.50	[2]	$30.00	[2]	6,419

	$1,596,416.00		$133,034.67				36,901

****	Until the sixtieth (60th) day after the Fifth Expansion Effective Date, the Monthly Base Rent for the Premises under this Third Amendment for the period immediately preceding the Fifth Expansion Effective Date shall remain in effect. Monthly Base Rent for any partial month shall be prorated based on the number of days in the partial month.
[1]	These are the rates for Suites 300 and 301 only,
[2]	These are the rates for the Mezzanine Premises only.

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11. Amendment of Tenant’s Proportionate Share on the Fifth Expansion Effective Date. Effective on the Fifth Expansion Effective Date, the figure for Tenant’s Proportionate Share, as specified under the Financial Terms heading of the Schedule of Incorporated Terms in the Lease, is hereby amended to read “40.91%” (36,901/90,205).

12. Extension of Term of Lease. Notwithstanding anything to the contrary in the Lease, the Term of the Lease is hereby extended for a period of two (2) years so that the Expiration Date of the I ,ease shall be August 31, 2018.

13. Right of First Offer.

13.1 Generally. Provided that Tenant has not given Landlord the Lease Termination Notice specified in Paragraph 16 below, then through and including October 31, 2017, Tenant shall have a one-time right of first offer (“Right of First Offer”) on Suite 303 totaling approximately 6,443 rsf on the third floor of the Building (the “Offering Space”), as shown on the diagram attached hereto as Exhibit A-6. Tenant acknowledges that the Offering Space is currently under lease to a tenant (the “Existing Tenant”) whose lease is not scheduled to expire until March 31, 2018. Accordingly, unless the Existing Tenant’s lease is terminated for any reason prior to March 31, 2018, the earliest date that Landlord could deliver Tenant possession of the Offering Space would be April 1, 2018.

Landlord agrees that Landlord will not extend the term of the Offering Space or lease the Offering Space to a third party without first offering the Offering Space to Tenant on the terms and conditions set forth in this Paragraph 13. Within a reasonable time after Landlord has determined that the Offering Space will become Available for Lease (described below) (but prior to leasing such Offering Space to a third party), Landlord shall advise Tenant of the terms under which Landlord is prepared to lease the Offering Space to Tenant (the “Advice”), including (a) Monthly Base Rent (which shall be at the same Annual Rate Per Square Foot from time to time for the fourth (4th) floor Premises leased to Tenant), (b) Term, which shall be coterminous with the Expiration Date, (c) Tenant’s Proportionate Share for the Offering Space, and (d) any other necessary modifications to the Lease rent schedules, or otherwise, to reflect the addition of the Offering Space to the Premises, if Tenant timely delivers the Notice of Exercise of the Right of First Offer. The Offering Space shall he deemed to be “Available for Lease” when Landlord has determined that the existing tenant cannot extend or renew the term of its lease for the Offering Space and that Landlord is ready to market such space for lease to third parties. No remeasurement of the Offering Space shall result in any increased or reduced rentable square feet for the Offering Space from that specified above in this Paragraph 13. Tenant may lease the Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within ten (10) business days after Landlord’s delivery of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

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(i) Tenant is in Default hereunder beyond any applicable grace or cure period at the time Landlord would otherwise deliver the Advice; or

(ii) Fifty percent (50%) or more of the Premises is sublet for the remainder of the Term at the time Landlord would otherwise deliver the Advice; or

(iii) Tenant’s interest in this Lease has been assigned as of the date Landlord would otherwise deliver the Advice; or

(iv) Tenant has abandoned the entire Premises on the date Landlord would otherwise deliver the Advice.

13.2 Term. The term for the Offering Space shall commence upon the later of the commencement date stated in the Advice and the date Landlord delivers the Offering Space to Tenant in its then present, “as is”, condition with all fixtures and all Building systems located in the Offering Space (including, without limitation, electrical panels, HVAC units, if any, equipment, and plumbing (if any)) in good order and repair, and thereupon the Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including the Base Rent rate and Term) shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

13.3 Failure to Exercise; Expiration. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the ten (10) business day period provided above, and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in clauses (i) through (iv) above in Paragraph 13.1.

13.4 Offering Amendment. Notwithstanding anything in this Third Amendment to the contrary, if Tenant timely exercises the Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable area of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Offering Amendment shall he (i) sent to Tenant within a reasonable time after Landlord’s receipt of Tenant’s Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within five (5) business days’ thereafter, subject to any good faith language negotiation and as may otherwise be agreed to by Landlord and Tenant.

14. Tenant’s Additional Rights Regarding the Offering Space.

14.1 In the event that Tenant is able to arrange with Posit Science Corporation (the current tenant of the Offering Space) to sublet the Offering Space on terms and conditions acceptable to Tenant and Posit Science Corporation, at no cost to Landlord, Landlord agrees that Landlord will consent to such a sublease for a sublease term which expires on March 31, 2018.

14.2 Landlord and Tenant further agree that if Landlord has consented to a sublease with Posit Science Corporation, as described in Paragraph 14.1, that at the same time Landlord’s consent is given, Landlord and Tenant shall enter into an amendment of this Lease, in which the

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Offering Space shall be added to and become part of the Premises on the first to occur of (a) April 1, 2018, or (b) such earlier date that the Lease between Landlord and Posit Science Corporation terminates, at the applicable Monthly Base Rent (which shall be at the same Annual Rate Per Square foot from time to time for the fourth (4th) floor Premises leased to Tenant, multiplied by the approximately 6,443 rentable square feet in the Offering Space), with an appropriate increase in Tenant’s Proportionate Share to reflect the addition of the Offering Space to the Premises, and any further necessary modifications to the Lease rent schedules, or otherwise, to reflect the addition of the Offering Space to the Premises.

15. Tenant’s Additional Rights Regarding Suite 201 and Suite 209; Relocated Building Management Office.

15.1 Landlord and Tenant agree that if Tenant is able to reach an agreement with James Adler (“Adler”), as the current tenant of Suite 201, to terminate Adler’s lease with Landlord prior to the scheduled expiration date of March 31, 2016, on terms acceptable to Adler and Landlord, that at the same time Landlord and Tenant enter into a lease termination and surrender agreement for Suite 201, Landlord and Tenant shall enter into an amendment of this Lease, in which Suite 201 shall be added to and become part of the Premises on the clay after Adler has vacated and surrendered Suite 201, at the applicable per square foot Monthly Base Rent from time to time for the fourth (4th) floor Premises leased to Tenant, multiplied by the approximately 1,530 rentable square feet in Suite 201, with an appropriate increase in Tenant’s Proportionate Share to reflect the addition of Suite 201 to the Premises, and any further necessary modifications to the Lease rent schedules, or otherwise, to reflect the addition of Suite 201 to the Premises. In the event that Suite 201 is surrendered to Landlord and subsequently delivered to Tenant pursuant to the provisions of this Paragraph 15.1, then Suite 201 shall no longer he a portion of the Fifth Expansion Premises described in Paragraph 9 above.

15.2 If under the terms of Paragraph 15.1 Suite 201 will be added to and become part of the Premises, then at the same time Landlord shall vacate the Building management office in Suite 209 and Suite 209 shall also he added to and become part of the Premises and Landlord and Tenant shall enter into an amendment of this Lease reflecting the addition of Suites 201 and 209 to the Premises and incorporating the Rent Schedule for the Fifth Expansion Premises from Paragraph 10 of this Amendment to be effective as of the date that Suites 201 and 209 are added to and become part of the Premises. Landlord shall deliver possession of Suites 201 and 209 to Tenant in the same condition as if Landlord were delivering to Tenant possession of the Fifth Expansion Premises under Paragraph 9 of this Amendment. If the provisions of Paragraphs 15.1 and 15.2 are used by Tenant to add Suites 201 and 209 to the Premises, then Paragraph 9 of this Third Amendment shall thereafter be deemed deleted from this amendment.

15.3 If Landlord is required to vacate possession of the Building management office in Suite 209 either under the provisions of Paragraphs 15.2 or under the provisions of Paragraph 9 of this Third Amendment, then upon written request by Landlord to Tenant, Tenant shall provide Landlord at no cost, at the same time Landlord is required to vacate Suite 209, with a separately demised office with a lockable door on any floor of Tenant’s Premises in the Building, which office contains approximately 200 rentable square feet and will be used as the Building management office for the duration of the Term of Tenant’s Lease, Upon Tenant’s delivery of such

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new management office space to Landlord, Tenant’s Annual Base Rent, Monthly Base Rent and Tenant’s Proportionate Share shall be, by an amendment to the Lease, proportionately reduced to reflect the reduction in square footage of the Premises to accommodate such new management office and the space occupied by the new management office shall no longer be deemed to be part of the Premises.

16. Tenant’s Right to Terminate Lease. Provided that Tenant is not in Default under the Lease beyond any applicable notice and cure period when Tenant sends Landlord the Expansion Space Notice Request, defined in this Paragraph 16, Tenant may give Landlord written notice no earlier than June 1, 2016 and no later than January 31, 2017 requesting the right to Lease not more than 12,000 additional rentable square feet of’ Expansion Space in the Building through August 31, 2018 (the “Expansion Space Notice Request”). Within sixty (60) days after receipt of the Expansion Space Notice Request, Landlord shall either notify Tenant in writing that subject to reaching agreement on the Base Rent and other terms for the Expansion Space to be added to the Premises by an amendment to the Lease that Landlord can accommodate Tenant’s request for the Expansion Space, or Landlord shall notify Tenant in writing that Landlord cannot accommodate Tenant’s request for Expansion Space (“Landlord’s Declination Notice”). If Landlord gives Tenant Landlord’s Declination Notice then, within fifteen (15) business days after Tenant’s receipt of Landlord’s Declination Notice, Tenant shall have the right to give Landlord written notice terminating the Lease effective on August 31, 2017 (the “Lease Termination Notice”). If Tenant fails to timely deliver the Lease Termination Notice to Landlord, the Lease shall remain in full force and effect through the Expiration Date.

17. Deletion of Replacement Paragraph 9 of the First Amendment-Right of First Offer. Replacement Paragraph 9 of the First Amendment as set forth in Paragraph 7 of the Second Amendment is hereby deleted in its entirety

18. Alterations to Third Expansion Premises, Fourth Expansion Premises and Fifth Expansion Premises. Once the applicable Expansion Premises Effective Dates have occurred with respect to the Third Expansion Premises, the Fourth Expansion Premises and the Fifth Expansion Premises, respectively, Tenant shall have the right to make Alterations in the applicable Expansion Premises, subject to Landlord’s prior review and written approval, and in accordance with the terms and conditions of the Lease applicable to Alterations. Notwithstanding anything to the contrary in the Lease, Landlord shall not require Tenant to remove or restore any alterations to the Third Expansion Premises, the Fourth Expansion Premises or the Fifth Expansion Premises required to cause the portions of the Premises on the second (2nd) floor or third (3rd) floor to be one contiguous suite on their respective floors or to otherwise cause the Third Expansion Premises, the Fourth Expansion Premises or the Fifth Expansion Premises to be consistent with the overall appearance, function and quality of the Original Premises. Notwithstanding anything to the contrary in this Paragraph, Tenant shall not be entitled to install an internal staircase (an “internal Staircase”) between any of the floors on which the Premises are located, without agreeing that Landlord shall have the right to require Tenant to remove an Internal Staircase at its own expense prior to the Expiration Date. Landlord may also require that prior to commencing construction of an Internal Staircase that Tenant deposit with Landlord as an additional Security Deposit an amount equal to Landlord’s reasonable estimate of the cost to remove an Internal Staircase prior to the Expiration Date. Notwithstanding anything in this Third Amendment or the Lease to the contrary, with regard

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to any initial Alterations Tenant makes to the Third Expansion Premises, the Fourth Expansion Premises, or the Fifth Expansion Premises as required in connection with its occupancy of such spaces, Landlord shall reimburse Tenant for the following: (a) costs incurred due to the presence of Hazardous Materials in the Third Expansion Premises, the Fourth Expansion Premises or the Fifth Expansion Premises or the Common Areas; (b) costs to bring the Third Expansion Premises, the Fourth Expansion Premises, or the Fifth Expansion Premises or any other portion of the Building into compliance with Legal Requirements, and (c) costs to correct any defect in the delivery condition of the Third Expansion Premises, the Fourth Expansion Premises or the Fifth Expansion Premises.

19. Tenant’s Right to Restrict Access to any Full Floor Occupied by Tenant. From and after the time Tenant leases and occupies either the entire second (2nd) floor of the Building or the entire third (3rd) floor of the Building, or both the second (2nd) and third (3rd) floors the Building (hereinafter each an “Eligible Floor”), Landlord shall be required, upon written request from Tenant, to reprogram the Building elevators so as to restrict access to each Eligible Floor to those persons who have been provided by Tenant with a numerical code for use in the Building elevators which will allow entry to an Eligible Floor. Notwithstanding the preceding provisions of this Paragraph 19, Building maintenance personnel and janitors shall be permitted to access an Eligible Floor in order to perform maintenance or janitorial services.

20. Brokers. Each party warrants that it has had no dealings with any real estate broker or agent to whom a commission is payable in connection with the negotiation or the consummation of this Third Amendment or any arrangements with respect thereto. Each party warrants that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Third Amendment. If either party has dealt with any person or real estate broker with respect to this Third Amendment, such party shall be solely responsible for the payment of any fee due said person or firm and that party shall hold the other free and harmless against any liability with respect thereto, including attorneys’ fees and costs.

21. Counterparts and Facsimile Signatures. This Third Amendment may be executed in counterparts which when taken together shall constitute one fully executed original. Facsimile signatures and PDF signatures via e-mail on this Third Amendment shall be treated and have the same effect as original signatures.

22. Ratification. Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Lease as modified by Paragraphs 1 through 21 above. Except as explicitly amended hereby, all of the terms and provisions of the Lease remain in full force and effect.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date first above written.

LANDLORD:

G & G PARTNERS, L.P.,
a California limited partnership

By:	Grant Geary, Inc.,
a California corporation
its General Partner

	By:	/s/ Robert Mashaal
Name: Robert Mashaal
Title: President

TENANT:

MULESOFT, INC.,
a Delaware corporation

By:	/s/ Greg Schott

Printed Name: Greg Schott

Title:	CEO
(President, CEO or Vice-President)

By:	/s/ Rob Horton

Printed Name: Rob Horton

Title:	Secretary
(Secretary, CFO or Treasurer)

EXHIBIT A-1

ATTACH HERE FLOOR DIAGRAM OF THE PORTION OF THE THIRD EXPANSION PREMISES LOCATED ON THE SECOND FLOOR OF THE BUILDING

THE GRANT & GEARY CENTER
San Francisco, California

EXHIBIT A-1

PORTION OF THIRD EXPANSION PREMISES

This plan is intended only to show the general layout of the property or part thereof. Landlord reserves the right to alter or vary the common areas shown on this plan provided such alterations or variations do not unreasonably interfere with Tenant's use of or access to the Premises or materially increase the obligations or decrease the rights of Tenant under this Lease. All measurements and distances are approximate. This plan is not to be scaled.

 = Premises

The Grant & Geary Center
GRANT AVENUE

GEARY STREET

MuleSoft, Inc. - Second Floor -Approximately 276 Rentable Square Feet

EXHIBIT A-2

ATTACH HERE FLOOR DIAGRAM OF THE PORTION OF THE THIRD EXPANSION PREMISES LOCATED ON THE THIRD FLOOR OF THE BUILDING

THE GRANT & GEARY CENTER
SAN FRANCISCO, CALIFORNIA

EXHIBIT A-2

PORTION OF THIRD EXPANSION PREMISES

This plan is intended only to show the general layout of the property or part thereof. Landlord reserves the right to alter or vary the common areas shown on this plan provided such alterations or variations do not unreasonably interfere with Tenant's use of or access to the Premises or materially increase the obligations or decrease the rights of Tenant under this Lease. All measurements and distances are approximate. This plan is not to be scaled.

Premises
SUITE 300
The Grant &Geary Center

MULESOFT, INC. - Third Floor -Suite 300-Approximately 3,548 Rentable Square Feet

EXHIBIT A-3

ATTACH HERE FLOOR DIAGRAM OF THE PORTIONS OF THE FOURTH EXPANSION PREMISES LOCATED ON THE MEZZANINE LEVEL OF THE BUILDING

EXHIBIT A-4

ATTACH HERE FLOOR DIAGRAM OF THE PORTION OF THE FOURTH EXPANSION PREMISES LOCATED ON THE THIRD FLOOR OF THE BUILDING

The Grant & Geary Center
San Francisco, California
EXHIBIT A-4
PORTION OF FOURTH EXPANSION PREMISES

This plan is intended only to show the general layout of the property or part thereof. Landlord reserves the right to alter or vary the common areas shown on this plan provided such alterations or variations do not unreasonably interfere with Tenant's use of or access to the Premises or materially increase the obligations or decrease the rights of Tenant under this Lease. All measurements and distances are approximate. This plan is not to be scaled.

= Premises
SUITE 301
2,381 RSF

MULESOFT, INC.-THIRD FLOOR -Approximately 2,381 Rentable Square Feet

EXHIBIT A-5

ATTACH HERE FLOOR DIAGRAM OF THE FIFTH EXPANSION PREMISES LOCATED ON THE SECOND FLOOR OF THE BUILDING

EXHIBIT A-6

ATTACH HERE FLOOR DIAGRAM OF THE SUITE 303 FIRST OFFERING SPACE

LOCATED ON THE THIRD FLOOR OF THE BUILDING

THE GRANT & GEARY CENTER
San Francisco, California

EXHIBIT A-6

RIGHT OF FIRST OFFER-OFFERING SPACE

The Grant & Geary Center
8
7.2
7
6.6
6
5
4
3
2
1
A
B
C
D
E
F

This plan is intended only to show the general layout of the property or part thereof. Landlord reserves the right to alter or vary the common areas shown on this plan provided such alterations or variations do not unreasonably interfere with Tenant's use of or access to the Premises or materially increase the obligations or decrease the rights of Tenant under this Lease. All measurements and distances are approximate. This plan is not to be scaled.

[hatched box] = Premises Approximately 5,443 rsf

COMMENCEMENT DATE MEMORANDUM-FOURTH EXPANSION PREMISES

LANDLORD:	G & G Partners, L.P., a California limited partnership.

TENANT:	MuleSoft, Inc., a Delaware corporation

LEASE DATE AND PREMISES:	Lease dated March 13, 2012, [Please note: that the date of the Lease incorrectly appears as “March 31, 2012” in that certain Commencement Date Memorandum-Second Expansion Premises between Landlord and Tenant, dated March 11, 2014.] by and between Landlord and Tenant regarding approximately 12,537 rentable square feet of floor area on the entire fourth (4th) floor of the Building known as The Grant & Geary Center, located at 77 Geary Street, San Francisco, California (the “Premises”); as amended by that certain First Amendment to the Grant & Geary Center Lease between Landlord and Tenant, dated March 5, 2013, with regard to the First Expansion Premises, consisting of approximately 2,609 rentable square feet of floor area on the second (2nd) floor of the Building (the “First Amendment”), as further amended by that certain Second Amendment to the Grant & Geary Center Lease, dated January 14, 2014, with regard to the Second Expansion Premises, consisting of a total of approximately 7,369 rentable square feet of floor area on the second floor of the Building (the “Second Expansion Premises”) (the “Second Amendment”), and as further amended by that certain Third Amendment to the Grant & Geary Center Lease, dated May 9, 2014 (the “Third Amendment”), with regard to (a) the Third Expansion Premises, consisting of a total of approximately 3,824 rentable square feet of floor area on the second (2nd) and third (3rd) floors of the Building (the “Third Expansion Premises”), (b) the Fourth Expansion Premises, consisting of a total of approximately 8,800 rentable square feet of floor area on the mezzanine and third (3rd) floors of the Building (the “Fourth Expansion Premises”), and (c) the Fifth Expansion Premises, consisting of a total of approximately 1,762 rentable square feet of floor area on the second (2nd) floor of the Building (the “Fifth Expansion Premises”). The Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter referred to as the “Lease”.

Landlord and Tenant acknowledge that the Fourth Expansion Effective Date is January 1, 2015. Tenant further acknowledges that it has accepted the Fourth Expansion Premises on the Fourth Expansion Effective Date in the condition specified in Paragraph 6 of the Third Amendment.

In accordance with Paragraph 7 of the Third Amendment, Landlord and Tenant acknowledge and agree that Monthly Base Rent on the Fourth Expansion Premises will commence on March 1, 2015.

In accordance with Paragraph 8 of the Third Amendment, Tenant acknowledges that effective on the Fourth Expansion Effective Date, as to the entire Premises, the figure for Tenant’s Proportionate Share shall be 38.95%.

All capitalized terms used in this Commencement Date Memorandum and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

Facsimile signatures and PDF signatures via e-mail on this Commencement Date Memorandum shall be treated as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Commencement Date Memorandum effective as of the le day of January 2015.

TENANT:			LANDLORD:

MULESOFT, INC.,			G & G PARTNERS, L.P.,
a Delaware corporation			a California limited partnership

		By:	Grant Geary. Inc.,
By:	/s/ Rob Horton		a California corporation.
its general partner
Name:	Rob Horton

Its:	SVP, General Counsel	By:	/s/ Robert Mashaal
	(President, CEO or Vice-President)		Robert Mashaal, President

By:	/s/ Matthew Langdon
Name:	Matthew Langdon

Its:	CFO
(Secretary, CFO or Treasurer)

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FOURTH AMENDMENT TO THE GRANT & GEARY CENTER LEASE

THIS FOURTH AMENDMENT TO THE GRANT & GEARY CENTER LEASE (this “Fourth Amendment”), dated March 2, 2016, for purposes of reference only, is made and entered into by and between G & G PARTNERS, L.P., a California limited partnership (“Landlord”), and MULESOFT, INC., a Delaware corporation (“Tenant”).

RECITALS

This Fourth Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A. Landlord and Tenant entered into that certain Lease, dated March 13, 2012, with respect to certain Premises at 77 Geary Street, Suite 400, San Francisco, California, in the building commonly known as The Grant & Geary Center (the “Lease”), which Premises consist of approximately 12,537 rentable square feet on the entire fourth (4th) floor of the Building (the “Original Premises”), and are more fully described in the Lease.

B. The Lease was subsequently amended by that certain First Amendment to the Grant & Geary Center Lease (“First Amendment”) between Landlord and Tenant, dated March 5, 2013, pursuant to which the following changes were made to the Lease (i) added to the Original Premises approximately 2,609 rentable square feet of space described as Suite 200 on the second (2nd) floor of the Building in the location shown on Exhibit A-1 attached to the First Amendment (the “First Expansion Premises”), (ii) provided Tenant with options to add to the Premises additional expansion spaces on the second (2nd) floor of the Building designated as Suites 207, 205 and 203, consisting of approximately 1,406 rsf, 1,723 rsf, and 4,240 rsf, respectively, and (iii) granted Tenant the right of first offer with respect to each of Suites 201, 203, 205 and 207 on the second (2nd) floor of the Building, on the terms set forth in the First Amendment.

C. The Lease was subsequently amended by that certain Second Amendment to the Grant & Geary Center Lease (“Second Amendment”) between Landlord and Tenant, dated January 14, 2014, pursuant to which the following changes were made to the Lease because Tenant exercised the Expansion Option in the First Amendment (1) added to the Premises Suites 207, 205 and 203 (collectively, the “Second Expansion Premises”) which consist of approximately 7,369 rentable square feet of space on the second (2nd) floor of the Building in the locations shown on Exhibit A-1 attached to the Second Amendment, (ii) amended the terms of the Right of First Offer to apply only to Suite 201, and (iii) amended the Lease to reflect changes required by the addition of the Second Expansion Premises to the Premises.

D. The Lease was subsequently amended by that certain Third Amendment to the Grant & Geary Center Lease (“Third Amendment”) between Landlord and Tenant, dated May 9, 2014, pursuant to which the following changes were made to the Lease because Tenant and Landlord desired to add to the Premises Suite 202 on the second (2nd) floor of the Building, consisting of approximately 276 rentable square feet, and Suite 300 on the third (3rd) floor of the Building, consisting of approximately 3,548 rentable square feet, for a total of approximately 3,824 rentable square feet, in the locations shown on Exhibit A-1 and Exhibit A-2, respectively, attached to the Third Amendment (collectively, the “Third Expansion Premises”). The Third Amendment also amended the Lease to (1) provide for the addition of “Must-Take” Fourth Expansion Premises on January 1, 2015 and “Must-Take” Fifth Expansion Premises on April 1, 2016, and (ii) otherwise amended the Lease as provided in the Third Amendment. The Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereafter referred to as the “Lease”. As used in this Fourth Amendment, (1) the term “Second Floor Portion of the Premises” means all of the Premises located on the second (2nd) floor of the Building, which as of the date of this Amendment consist of approximately 10,254 rentable square feet, and as of the Fifth Expansion Effective Date will consist of approximately 12,016 rentable square feet, (ii) the term “Mezzanine Level of the Premises” means all of the Premises located on the mezzanine level of the Building, which consist of approximately 6,419 rentable square feet and (iii) the term “Third Floor Portion of the Premises” means all of the Premises located on the third (3rd) floor of the Building, which as of the date of this Amendment consist of approximately 5,929 rentable square feet and as of the Sixth Expansion Effective Date will consist of approximately 12,372 rentable square feet.

E. Posit Science Corporation (“Posit Science”) currently leases from Landlord, approximately 6,443 rentable square feet designated as Suite 303 on the third (3rd) floor of the Building, which are in the location shown on Exhibit A-7 attached hereto (the “Suite 303 Premises”), for a term which is scheduled to end on March 31, 2018. Tenant has been negotiating with Posit Science to reach an agreement by which Posit Science will agree with Landlord, at no expense to Landlord, to vacate and surrender the Suite 303 Premises to Landlord on approximately April 1, 2016, or as soon thereafter as Posit Science can do so (the “Lease Termination and Surrender Agreement”).

F. Provided that Posit Science and Landlord have executed the Lease Termination and Surrender Agreement on terms satisfactory to each, then, on the day after Posit Science has vacated and surrendered to Landlord the Suite 303 Premises, Tenant and Landlord desire to add the Suite 303 Premises (hereafter, the” Sixth Expansion Premises”) to the Premises. Accordingly, when the Sixth Expansion Premises have been delivered to Tenant in the required condition and added to and become part of the Premises, the Premises leased by Landlord to Tenant and by Tenant from Landlord will consist of approximately 41,582 rentable square feet.

G. Terms used herein that are defined in the Lease shall have the meanings therein defined.

H. Landlord and Tenant desire to amend the Lease to document the addition of the Sixth Expansion Premises to the Premises for all purposes and to otherwise amend the Lease as set forth in this Fourth Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Recitals; Capitalized Terms. The recitals set forth above are integral parts of this Fourth Amendment and shall be deemed to be a part hereof. Unless otherwise expressly provided herein, capitalized terms which are used in this Fourth Amendment shall have the same meanings given to them in the Lease.

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2. Delivery of Sixth Expansion Premises. On April 1, 2016, or as soon thereafter as Posit Science and Landlord have executed the Lease Surrender and Termination Agreement and Posit Science has vacated and surrendered the Suite 303 Premises to Landlord, Landlord shall deliver possession of the Sixth Expansion Premises to Tenant in the required condition (the “Sixth Expansion Effective Date”), the Premises, as defined in the Lease, shall be increased by the addition of the Sixth Expansion Premises and, except as otherwise specifically provided in this Fourth Amendment, from and after the Sixth Expansion Effective Date, the Sixth Expansion Premises shall be deemed part of the “Premises” for all purposes under the Lease. In the event that for any reason Landlord is not able to deliver to Tenant possession of the Sixth Expansion Premises, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Fourth Amendment or the Lease, however the Sixth Expansion Effective Date shall not occur until Landlord has delivered possession of the Sixth Expansion Premises to Tenant in the required condition.

3. Monthly Base Rent for the Premises Commencing on the Sixth Expansion Effective Date. Commencing on the Sixth Expansion Effective Date, the Monthly Base Rent for the Premises shall be paid in accordance with the following schedule and otherwise in accordance with the provisions of Sections 2.1, 2.2 and 2.2.1 of the Lease:

Period	Monthly Base Rent for the Premises
Commencing on the Sixth Expansion Effective Date** -March 31, 2016	$135,641.09
April 1, 2016-May 31, 2016	$136,178.00

**	In the event that the Sixth Expansion Effective Date does not occur on April 1, 2016, the Monthly Base Rent for the Premises for any partial month until the Sixth Expansion Effective Date does occur shall be prorated based on the number of days in the partial month by reducing the Monthly Base Rent figure above by $733.79 for each day until the Sixth Expansion Effective Date occurs,

4. Condition of Sixth Expansion Premises. On the Sixth Expansion Effective Date, Landlord agrees to deliver the Sixth Expansion Premises to Tenant in vacant, professionally cleaned by the Building janitor condition with all fixtures and all Building systems located in the Sixth Expansion Premises (including, without limitation, electrical panels, HVAC units, if any, equipment, and plumbing (if any)) in good order and repair and otherwise in the condition and configuration existing on the date of this Fourth Amendment. Except as otherwise expressly provided herein, Tenant acknowledges that the Sixth Expansion Premises are being delivered “as is” and that Tenant has performed preliminary investigations and reviews and has concluded on its own judgment that the Sixth Expansion Premises are suitable for the purposes intended, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) from Landlord or any agent of Landlord. Landlord represents and warrants to Tenant that Landlord has not received any notice of violation with respect to failure of the Building or the Sixth Expansion Premises to comply with Legal Requirements (as defined in Section 3.1.1 of the Lease). Except as provided in this Fourth Amendment, Landlord shall have no obligation to alter or otherwise improve the Sixth Expansion Premises or the Premises.

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Notwithstanding the foregoing, Tenant’s acceptance of the Sixth Expansion Premises shall not be deemed a waiver of Tenant’s right to have defects in the foregoing delivery condition of the Sixth Expansion Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable at Landlord’s cost and expense and not as an Operating Expense.

5. Amendment of Tenant’s Proportionate Share on the Sixth Expansion Effective Date. Effective on the Sixth Expansion Effective Date, the figure for Tenant’s Proportionate Share, as specified under the Financial Terms heading of the Schedule of Incorporated Terms in the Lease, is hereby amended to read “46.10%” (41,582/90,205).

6. Monthly Base Rent for the Premises Commencing Sixty (60) Days after the Fifth Expansion Effective Date. Commencing sixty (60) days after the Fifth Expansion Effective Date (which is estimated to be June 1, 2016) , the Monthly Base Rent for the Premises shall be paid in accordance with the following schedule and otherwise in accordance with the provisions of Sections 2.1, 2.2 and 2.21 of the Lease:

Period	Monthly Base Rent for the Premises
Commencing sixty (60) days after the Fifth Expansion Effective Date** - August 31, 2016	$142,932.33
September 1, 2016 - March 31, 2017	$144,978.41
April 1, 2017 - August 31, 2017	$145,515.33
September 1, 2017 - March 31, 2018	$147,561.42
April 1, 2018 - August 31, 2018	$150,782.92
September 1, 2018 - August 31, 2019	$158,800.83
September 1, 2019 - August 31, 2020	$161,877.92
September 1, 2020 - August 31, 2021	$164,955.00

***	Until the sixtieth (60th) day after the Fifth Expansion Effective Date, the Monthly Base Rent for the Premises under this Fourth Amendment for the period immediately preceding the Fifth Expansion Effective Date shall remain in effect. In the event that the that the sixtieth (60th) day after the Fifth Expansion Effective Date does not occur on June 1, 2016, the Monthly Base Rent for the Premises shall be prorated based on the number of days in the partial month by reducing the first Monthly Base Rent figure above by $225.14 for each day until the Fifth Expansion Effective Date occurs, Monthly Base Rent for any partial month shall be prorated based on the number of days in the partial month.

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7. Amendment of Paragraph 11 of the Third Amendment-Amendment of Tenant’s Proportionate Share on the Fifth Expansion Effective Date. Paragraph 11 of the Third Amendment is amended to read in full as follows:

“11. Amendment of Tenant’s Proportionate Share on the Fifth Expansion Effective Date. Effective on the Fifth Expansion Effective Date, the figure for Tenant’s Proportionate Share, as specified under the Financial ‘Perms heading of the Schedule of Incorporated Terms in the Lease, is hereby amended to read “48.05%” (43,344/90,205).”

8. Replacement Monthly Base Rent Schedule. In the event that it is finally determined that Tenant may legally use the Mezzanine Level of the Premises for general business office purposes and any prior restrictions on the use of the Mezzanine Level of the Premises for general business office purposes have been removed, then from and after the date which is sixty (60) days following such determination, the Base Rent Schedule below in this Paragraph 8 shall replace the Base Rent Schedule in Paragraph 6. Base Rent for any partial month in which the office use determination is made shall be appropriately prorated between the two schedules, and, notwithstanding the schedule below, such adjustment shall not be retroactive to any periods prior to the foregoing adjustment date.

Period	Monthly Base Rent for the Premises
Commencing sixty (60) days after the Fifth Expansion Effective Date** - August 31, 2016	$150,956.08
September 1, 2016 - March 31, 2017	$153,002.16
April 1, 2017 - August 31, 2017	$153,539.08
September 1, 2017 - March 31, 2018	$155,585.17
April 1, 2018 - August 31, 2018	$158,806.67
September 1, 2018 - August 31, 2019	$176,988.00
September 1, 2019 - August 31, 2020	$180,600.00
September 1, 2020 - August 31, 2021	$184,212.00

9. Further Extension of Term of Lease. Notwithstanding anything to the contrary in the Lease, the Term of the Lease is hereby further extended for a period of three (3) years so that the Expiration Date of the Lease shall be August 31, 2021.

10. Alterations to ‘Third Expansion Premises, Fourth Expansion Premises, Fifth Expansion Premises and Sixth Expansion Premises. Once the applicable Expansion Premises Effective Dates have occurred with respect to the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises and the Sixth Expansion Premises, respectively, Tenant shall have the right to make Alterations in the applicable Expansion Premises, subject to Landlord’s prior review and written approval, and in accordance with the terms and conditions of the Lease applicable to Alterations. Notwithstanding anything to the contrary in the Lease, Landlord shall not require Tenant to remove or restore any alterations to the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises or the Sixth Expansion Premises required to

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cause the portions of the Premises on the second (2nd) floor or third (3rd) floor to be one contiguous suite on their respective floors or to otherwise cause the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises or the Sixth Expansion Premises to be consistent with the overall appearance, function and quality of the Original Premises. Notwithstanding anything to the contrary in this Paragraph, Tenant shall not be entitled to install an internal staircase (an “Internal Staircase”) between any of the floors on which the Premises are located, without agreeing that Landlord shall have the right to require Tenant to remove an Internal Staircase at its own expense prior to the Expiration Date. Notwithstanding anything In this Fourth Amendment or the Lease to the contrary, with regard to any initial Alterations Tenant makes to the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises, or the Sixth Expansion Premises as required in connection with its occupancy of such spaces, Landlord shall reimburse Tenant for the following: (a) costs incurred due to the presence of Hazardous Materials in the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises, the Sixth Expansion Premises or the Common Areas; (b) costs to bring the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises, or the Sixth Expansion Premises or any other portion of the Building into compliance with Legal Requirements, and (c) costs to correct any defect in the delivery condition of the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises, or the Sixth Expansion Premises.

11. Fifth Expansion Premises Improvement Allowance. Provided that the Fifth Expansion Premises have been added to the Premises under the terms of Paragraph 9 of the Third Amendment, Landlord shall make available to Tenant up to, but not in excess of $17,620.00 ($10.00/rsf for each rentable square foot of the Fifth Expansion Premises) (the “Fifth Expansion Premises Improvement Allowance”), for Alterations which have first been approved by Landlord in writing. The Fifth Expansion Premises Improvement Allowance may not be used by Tenant to purchase machines, equipment, furniture, or other movable personal property. From time to time, but not more frequently than once every thirty (30) days, Landlord shall pay to Tenant, within twenty (20) days following Tenant’s written request together with supporting documentation, the cost of approved Alterations which have been completed in the Fifth Expansion Premises, but not to exceed the amount of the Fifth Expansion Premises Improvement Allowance for the Fifth Expansion Premises, provided that Tenant shall have first furnished to Landlord evidence reasonably satisfactory to Landlord, including unconditional mechanics’ lien releases, that all of the Alterations covered by each payment request have been completed and paid for in full by Tenant. The amount paid by Landlord pursuant to this Paragraph 11 shall constitute a contribution in aid of refurbishing and construction and Tenant shall not be obligated to repay the same to Landlord. Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to make any payment of the Fifth Expansion Premises Improvement Allowance for so long as any Default of Tenant under the Lease remains uncured. Any request for payment under this paragraph must be made by no later than six (6) months after the Fifth Expansion Effective Date has occurred. Except as provided in this paragraph, all Alterations shall be made at Tenant’s expense. Notwithstanding the foregoing, Landlord shall reimburse Tenant for (and the Fifth Expansion Premises Improvement Allowance shall not be used for) the following: (a) costs incurred due to the presence of Hazardous Materials in the Fifth Expansion Premises or the Common Areas; and (b) costs to correct any defect in the delivery condition of the Fifth Expansion Premises.

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12. Commencement Date Memorandum. Once the Sixth Expansion Effective Date and the Fifth Expansion Effective Date have each been determined, Landlord and Tenant shall execute a memorandum in the form previously used by Landlord and Tenant to document the respective dates, provided, however, that failure of Tenant to confirm the dates in writing shall not affect any obligation of Tenant hereunder or Landlord’s determination of such dates pursuant to this Lease.

13. Deletion of Paragraph 10 of the Second Amendment. Paragraph 10, of the Second Amendment Is hereby deleted in its entirety.

14. Deletion of Paragraphs and Exhibit from the Third Amendment. Paragraphs 7, 8, 10, 13, 14, 16 and 18 of the Third Amendment and Exhibit A-6 to the Third Amendment are hereby deleted in their entirety.

15. Credit Against Base Rent. In consideration for Tenant’s execution of this Fourth Amendment, Tenant shall receive a credit against Base Rent due under the Lease in the amount of $32,095.00 on each of the three following dates: March 1, 2016, April 1, 2016 and May 1, 2016, for a total credit against Base Rent of $96,285.00.

16. Tenant’s Right to Terminate Lease for Second Floor Portion of the Premises. If for any reason Tenant no longer has quiet enjoyment of the Second Floor Portion of the Premises, Tenant shall have the right to terminate the Lease for the Second Floor Portion of the Premises by written notice delivered to Landlord. If Tenant gives Landlord written notice of Tenant’s election to terminate the Lease for the Second Floor Portion of the Premises, this Lease shall be terminated as to the Second Floor Portion of the Premises as of the date of such notice, and, Landlord and Tenant agree to promptly amend the Lease to (i) delete the Second Floor Portion of the Premises from the Premises, (ii) appropriately amend the Monthly Base Rent Schedules to delete the monthly Base Rent attributable to the Second Floor Portion of the Premises for the remainder of the Term, and (iii) Tenant’s Proportionate Share shall be appropriately amended to reflect the deletion of the Second Floor Portion of the Premises. For purposes of this Paragraph 16 and without limiting the foregoing, Tenant shall be deemed to no longer have quiet enjoyment of the Second Floor Portion of the Premises if any applicable governmental authorities undertake an enforcement action that prevents Tenant from legally using the Second Floor Portion of the Premises for general business office purposes.

17. Subleasing of the Premises. Notwithstanding anything to the contrary in the Lease, Tenant may elect to sublease all or a portion of the Premises to a third party, subject to first obtaining Landlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed. In that event Tenant may keep one hundred percent (100%) of the amount by which the monthly rent and other consideration payable by the transferee to Tenant exceeds the sum of Monthly Base Rent and the monthly installments of Additional Rent paid by Tenant hereunder and allocable to the Premises so transferred, after deducting the actual bona fide legal fees and brokers costs incurred by Tenant arising out of such transfer as well as any tenant improvement costs or allowances paid by Tenant in connection with such transfer (the “Sublease Profit”), until Tenant has fully recovered all costs incurred by Tenant for the design and installation of any improvements installed by Tenant in the Third Floor Portion of the Premises and the Mezzanine Level of the Premises (the “Leasehold Improvement Costs”). Thereafter, any Sublease Profit received by Tenant shall be shall be paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant.

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The Leasehold Improvements Costs shall not include costs to purchase machines, equipment, furniture, or other movable personal property. Tenant shall provide Landlord with reasonable supporting documentation evidencing the Leasehold Improvement Costs, including, without limitation, appropriate unconditional mechanics’ lien releases.

18. Expiration of Letter of Credit. For avoidance of doubt, Landlord and Tenant hereby confirm that the Letter of Credit shall remain in effect for a period of at least sixty (60) days following the Term Expiration, which is now set to occur on August 31, 2021.

19. Brokers. Each party warrants that it has had no dealings with any real estate broker or agent to whom a commission is payable in connection with the negotiation or the consummation of this Fourth Amendment or any arrangements with respect thereto. Each party warrants that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Fourth Amendment. If either party has dealt with any person or real estate broker with respect to this Fourth Amendment, such party shall be solely responsible for the payment of any fee due said person or firm and that party shall hold the other free and harmless against any liability with respect thereto, including attorneys’ fees and costs.

20. Counterparts and Facsimile Signatures. This Fourth Amendment may he executed in counterparts which when taken together shall constitute one fully executed original. Facsimile signatures and PDF signatures via e-mail on this Fourth Amendment shall be treated and have the same effect as original signatures.

21. Indemnification. Notwithstanding anything to the contrary in the Lease or this Fourth Amendment and without limiting Tenant’s rights or remedies thereunder, Landlord hereby agrees to indemnify, defend and hold harmless Tenant against, and reimburse Tenant for, any fines, penalties, requirements to pay time and materials costs incurred after the date of this Amendment or requirements to pay any other costs (collectively, “Penalties”) incurred by Tenant and imposed by any governmental authority relating to Tenant’s use of the Premises for general business purposes. If Landlord fails to reimburse Tenant for any such Penalties within fifteen (15) days following Tenant’s written notice to Landlord of such Penalties, then Tenant may offset the amount of such Penalties against rent next due and payable under the Lease.

22. Ratification. Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Lease as modified by Paragraphs 1 through 21 above. Except as explicitly amended hereby, all of the terms and provisions of the Lease remain in full force and effect.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the date first above written.

LANDLORD:

G & G PARTNERS, L.P.,
a California limited partnership

By: Grant Geary, Inc.,
a California corporation its General Partner

By:	/s/ Robert Mashaal
Name: Robert Mashaal
Title: President

TENANT:
MULESOFT, INC.,
a Delaware corporation

By:	/s/ Rob Horton

Printed Name: Rob Horton

Title:	SVP, General Counsel
(President, CEO or Vice-President)

By:	/s/ Matt Langdon

Printed Name: Matt Langdon

Title:	CFO
(Secretary, CFO or Treasurer)

THE GRANT & GEARY CENTER
San Francisco, California
EXHIBIT A-7
SIXTH EXPANSION PREMISES

The Grant & Geary Center
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7.2
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A
B
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This plan is intended only to show the general layout of the property or part thereof. Landlord reserves the right to alter or vary the common areas shown on this plan provided such alterations or variations do not unreasonably interfere with Tenant's use of or access to the Premises or materially increase the obligations or decrease the rights of Tenant under this Lease. All measurements and distances are approximate. This plan is not to be scaled.

= Premises Approximately 6,443 rsf